                                                                    EXHIBIT 10.1

                                   EXHIBIT B

                 AMENDED AND RESTATED JOINT VENTURE AGREEMENT

                             AMENDED AND RESTATED
                            JOINT VENTURE AGREEMENT
                                    OF QNOV
                              (FORMERLY KNOWN AS
                       THE "QUEEN OF NEW ORLEANS AT THE
                            HILTON JOINT VENTURE")


     THIS AMENDED AND RESTATED JOINT VENTURE AGREEMENT is entered into as of July 31, 1998, by and among Shreveport Paddlewheels, L.L.C. ("Paddlewheels"), Sodak Louisiana, L.L.C. ("Sodak"), and HWCC-Louisiana, Inc ("HWCC"). Unless the context otherwise requires, terms which are capitalized and not otherwise defined shall have the meanings set forth or cross-referenced in Article I of this Agreement.

                             PRELIMINARY STATEMENT
                             ---------------------

     A. Hilton Hotels Corporation ("Hilton") and New Orleans Paddlewheels, Inc. ("NOP") entered into a Basic Agreement, dated as of January 9, 1992, and Joint Venture Agreement dated May 20, 1992 (the "Original Joint Venture Agreement") collectively setting forth the agreement of such parties to operate, as joint venturers under the name "Queen of New Orleans at the Hilton Joint Venture" (the "Original JV"), riverboat casinos located in New Orleans, Louisiana.

     B. Hilton assigned its equity interest in the Original JV to Hilton New Orleans Corporation ("HNOC") on January 14, 1994.

     C. On the Closing Date, it is contemplated that HNOC will transfer its total equity interest in the Original JV to Sodak and HWCC, and NOP will transfer certain of its equity interest in the Original JV to Sodak and HWCC.

     D. Paddlewheels, Sodak, HWCC and New Orleans Paddlewheels, Inc. ("NOP") have entered into an Amended and Restated Master Agreement dated July 31, 1998 (the "Master Agreement"), setting forth the agreement of the parties, as joint venturers, to participate in, construct and operate a riverboat gaming vessel, hotel and casino in Shreveport, Louisiana.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Original Joint Venture Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  The following terms shall have the respective meanings
          -----------
indicated:

     "Accountants" - shall mean independent certified public accountants of
     -------------
     recognized national standing.

     "Act" - shall mean the Louisiana Gaming Control Act, La. R.S. 27:1 et.
     -----
     seq., including the amendments thereto and regulations promulgated thereunder, as may be in effect from time to time.

     "Affiliate(s)" - shall mean with respect to any person or entity, any firm,
     --------------
     corporation, partnership, limited liability company, association, trust or other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the subject person or entity or such person or entity owns directly or indirectly ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such person or entity, whether through the ownership of voting securities, by contract or otherwise. Such term shall also include with respect to any person who is a spouse, child, grandchild, sibling or parent of the owner of any Venturer, or any trust, partnership or other entity beneficially owned by any of the foregoing, individually or collectively.

     "Agreement" - shall mean this Amended and Restated Joint Venture Agreement.
     -----------

     "Assignment Agreement" - shall mean the Assignment of Joint Venture
     ----------------------
     Interest dated as of the date hereof by and among Sodak, HWCC and NOP.

     "Budget" - shall mean the annual operating budget for the Venturers adopted
     --------
     by the Management Committee pursuant to Article VIII hereof.

     "Business Days" - shall mean any day during which federally chartered banks
     ---------------
     are not required to be closed under applicable federal or Louisiana law.

     "Casino" - shall mean the premises of the Complex upon which gaming
     --------
     activities will be conducted pursuant to the Act.

     "Closing Date" - shall have the same meaning as set forth in the Master
     --------------
     Agreement.

     "Code" - shall mean the Internal Revenue Code of 1986, as amended.
     ------

     "Commencement Date" - shall mean the opening date of the Project.
     ------------------

     "Complex" -  shall mean, upon completion of the Project, collectively the
     ---------
     Vessel, the Casino, the Hotel, and the land based facilities related thereto, together with all related improvements, facilities and amenities used in connection with the operation thereof.

     "Complex Net Revenues" - shall have the same meaning as set forth in the
     ----------------------
     Management Agreement.

     "Contribution Date" - shall have the same meaning as defined in Section
     -------------------
     3.3(b) below.

     "Debt Restriction" - shall have the same meaning as defined Section 6.1
     ------------------
     below.

     "Defaulting Venturer" - shall have the meaning as defined in Section 13.1
     ---------------------
     below.

     "Gaming Authorities" - shall mean any State of Louisiana gaming regulatory
     --------------------
     authority authorized under the Act, including but not limited to, the Louisiana Gaming Control Board and the Riverboat Gaming Enforcement Division of the Louisiana State Police, and any other gaming regulatory authority with jurisdiction over the Venture or any Venturer.

     "HCC" -  shall mean Hollywood Casino Corporation, a Delaware corporation.
      ----

     "HWCC" - shall mean HWCC - Louisiana, Inc., a Louisiana corporation, which
     ------
     is a wholly owned subsidiary of HCC.

     "Hotel" - shall mean a hotel, which will contain no less than 300 rooms to
     -------
     be owned by the Venture located at the Venture Site in Shreveport, Louisiana.

     "JV Interest" -  shall mean a unit representing a Venturer's equity
     -------------
     interest in the Venture.

     "JV Value" - shall have the meaning as defined in Section 10.6(a)(i) below.
      --------

     "LGCB" -  shall mean the State of Louisiana Gaming Control Board.
      ----

     "Liquidating Venturer"  - shall have the meaning as defined in Article XII.
     ----------------------

     "Loan Commitments" - shall mean collectively the financing commitments that
     ------------------
     the Venture intends to procure for construction, development and operation of the Project upon terms acceptable to the Management Committee.

     "Management Agreement" - shall mean the Management Services Agreement
     ----------------------
     between the Venture and the Operator dated as of the date hereof, together with such amendments as the parties thereto may mutually agree.

     "Management Agreement Value" - shall have the same meaning as defined in
      ---------------------------
     Section 10.6(a)(i) below.

     "Management Committee" - shall mean the management committee of the
     ----------------------
     Venture, as defined in Section 7.1 below.

     "Marine Agreement" - shall mean the Marine Services Agreement dated as of
     ------------------
     the date hereof between the Venture and Paddlewheels or an Affiliate thereof.

     "Master Agreement" - shall mean the Amended and Restated Master Agreement
     ------------------
     dated as of July 31, 1998 by and among Sodak, HWCC, NOP and Paddlewheels.

     "NOP" - shall mean New Orleans Paddlewheels, Inc., a Louisiana corporation.
     -----

     "Operator" - shall mean HWCC - Shreveport, Inc., a Louisiana corporation.
     ----------

     "Paddlewheels" - shall mean Shreveport Paddlewheels, L.L.C., a Louisiana
     --------------
     limited liability company, which is a wholly-owned subsidiary of NOP.

     "Pari Passu Obligations" - shall mean the Venture's obligation to pay (i)
     ------------------------
     1% of the Venture's Complex Net Revenues to Sodak Gaming, Inc., pursuant to the terms and conditions of the Sodak Agreement, and (ii) any Complex Incentive Fees (as defined in the Management Agreement) to the Operator pursuant to the terms and conditions of the Management Agreement.

     "Project" - shall mean the planning, construction and operation of (i) the
     ---------
     Vessel, (ii) landside improvements to
     facilitate the operation of the Complex and (iii) the Hotel (collectively, the "Project"). The berth site for the Vessel shall be located at the Venture Site.

     "Regulations" - shall mean permanent, temporary, or proposed income tax
     -------------
     regulations of the United States Department of Treasury promulgated under the Code.

     "Relative Ownership Ratio" - shall have the meaning as defined in Section
     --------------------------
     5.2(b) below.

     "Residual Ownership Ratio" - shall have the same meaning as defined in
     --------------------------
     Section 3.2(d) below.

     "Sodak" - shall mean Sodak Louisiana, L.L.C., a Louisiana limited liability
     -------
     company, which is a wholly owned subsidiary of Sodak Gaming, Inc.

     "Sodak Agreement" - shall mean the Consulting Agreement dated as of the
     -----------------
     date hereof between the Venture and Sodak.

     "Transfer" - shall mean the sale, assignment, or other transfer, whether
     ----------
     voluntary or by operation of law.

     "Venture" - shall mean the joint venture governed by this Agreement.
     ---------

     "Venturer(s)" - shall mean Paddlewheels, Sodak, HWCC, and such other
     -------------
     entities which may hereafter become Venturers and any person or entity admitted to the Venture pursuant to the provisions of this Agreement, and any of the Venturers when the reference is singular, and their respective successors in interest.

     "Venture Site" - shall mean the berth site located at or adjacent to the
      -------------
     Harrah's valet parking site in Shreveport, Louisiana as more expressly described in "Exhibit A" attached hereto.
                   ---------

     "Vessel" - shall mean a riverboat gaming vessel having approximately 30,000
     --------
     square feet of net gaming space or such other amount of net gaming space as may be permitted under applicable Louisiana law, which riverboat gaming vessel shall be located at the Venture Site in Shreveport, Louisiana.

     1.2  References.  Except as otherwise specifically indicated, all
          ----------
references to Article, Section and Subsection numbers refer to Articles, Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "herein", "hereof", "hereunder", "hereinafter" and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. For purpose of convenience, the impersonal pronoun is sometimes used herein to refer to the Venturers.

                                   ARTICLE II
                                   ----------

                              FORMATION OF VENTURE
                              --------------------

     2.1  Joint Venturers.  The Venturers hereby agree to continue the Original
          ---------------
JV, in partnership form (the "Venture"), for the limited purposes and pursuant to the terms and conditions set forth herein.

     2.2  Name.  From and after the date hereof, the name of the Venture shall
          ----
be "QNOV."

     2.3  Principal Office.  The principal office of the Venture shall initially
          ----------------
be located at Two Galleria Tower, Dallas, Texas, and it is the current intention of the Management Committee to relocate the principal office in or near Shreveport, Louisiana or such other place as the Management Committee may, from time to time, determine.

     2.4  Partnership Act; Ownership.  Except as otherwise expressly stated
          --------------------------
herein, the rights and obligations of the Venturers and the administration and termination of the Venture shall be governed by this Agreement and the internal laws (including partnership law) of the State of Louisiana.

     2.5  Purpose.  The purpose of the Venture shall be to develop, construct,
          -------
own and operate the Project, and the performance of all things necessary or incidental to or in connection with the foregoing, in accordance with the terms and conditions of this Agreement. The purposes of the Venture shall not be modified in any manner, except in the manner set forth in Article VII hereof.

     2.6  No Individual Authority.  Except as otherwise expressly provided in
          -----------------------
this Agreement, no Venturer, acting alone, shall have any authority to act for, or undertake or assume any obligations or responsibility, in the name of or on behalf of, the other Venturers or the Venture.

     2.7  No Restrictions.  Nothing contained in this Agreement shall be
          ---------------
construed so as to limit, in any manner, a Venturer, or any Affiliate of such Venturer, from owning, operating, financing, investing in, providing maritime services to, or otherwise being affiliated with, any other venture or operation, including any riverboat or gaming operation not owned or operated by the Venture wherever located; provided, however, that no Venturer, nor any of its Affiliates, may be directly or indirectly involved in the ownership, operation, management, financing or development of any casino gaming operation (a "Competing Casino") (i) located within the parishes described in "Exhibit B" attached hereto or in those areas in the States of
              ---------
Texas and Arkansas that are within a 100-mile radius of the dock site of the Complex, without the prior written consent of all Venturers (other than Paddlewheels and any Affiliate thereof), and (ii) at any time prior to October 16, 2002, in Tarrant or Dallas County, Texas, or the State of Arkansas without providing each of the Venturers with written notice of its proposed involvement in a Competing Casino (the "Competing Casino Notice"), which Competing Casino Notice shall include an offer to all Venturers (other than Paddlewheels and any Affiliate thereof) to participate in the Competing Casino pro rata on the same terms and conditions as the notifying Venturer, with such offer to participate in such particular Competing Casino expiring and being of no further force or effect with respect to any such Venturer who has not delivered to the notifying Venturer written notice of an election to participate within thirty (30) days of delivery of the Competing Casino Notice. Nothing in this Section 2.7 shall be deemed to restrict (a) Sodak or an Affiliate thereof, or HWCC or an Affiliate thereof, in any manner, from engaging in the business of the distribution, sale, lease, financing or maintenance of casino gaming equipment, gaming and accounting software and systems, and ancillary equipment and supplies or (b) Paddlewheels or an Affiliate thereof, in any manner, from performing maritime services.

     2.8  Venturers Not Responsible for Other's Commitments.  No Venturer shall
          -------------------------------------------------
be responsible or liable for any indebtedness or obligation of another Venturer incurred either before or after the execution of this Agreement, nor shall the Venture be responsible or liable for any such indebtedness or obligation of a Venturer, except for (i) indebtedness or obligations expressly incurred or assumed by a Venturer pursuant to the terms of this Agreement or (ii) otherwise as expressly mutually agreed upon by the parties.

     2.9  Term.  The Venture shall continue until the first to occur of the
          ----
following:

          (a) the purchase by a Venturer of the JV Interests owned by all of the other Venturers;

          (b) the sale or other disposition by the Venturers to a third party of all or substantially all of the outstanding JV Interests, or the sale by the Venture of all or substantially all of the Venture's assets;

          (c) the dissolution of the Venture as expressly provided in this Agreement;

          (d) the mutual agreement of Sodak and HWCC to liquidate and wind up the Venture; or

          (e)  August 24, 2099.

     2.10 Effective Date.  The effective date of this Agreement shall be the
          --------------
Closing Date (as defined in the Master Agreement).

                                  ARTICLE III
                                  -----------

                             CAPITAL CONTRIBUTIONS
                             ---------------------

     3.1  Transfers to Affiliates.  Subject to the approval of the applicable
          -----------------------
Gaming Authorities, at any time or from time to time during the term hereof, (a) Sodak may transfer to Sodak Gaming, Inc., or an Affiliate thereof, (b) HWCC may transfer to HCC or an Affiliate thereof, and (c) Paddlewheels may transfer to an Affiliate thereof, all or any portion of their respective right, title and interest in the Venture. The parties hereby consent to any such transfer and waive any right or claim they may have had or will have to participate in such transfer.

     3.2  Capital Contributions and Ownership Ratios.
          ------------------------------------------

          (a) Sodak and HWCC.  Payments of $100,000 each made by Sodak and HWCC
              --------------
     prior to the date hereof together with payments of an additional $2,400,000 each made by Sodak and HWCC on the Closing Date to be deposited into a bank account established by the Operator, which funds may be withdrawn from the bank account in accordance with and for the purposes set forth in the Technical Services Agreement that is attached to the Master Agreement as Exhibit G. Such contributions shall be deemed to be initial capital contributions to the Venture made by such parties.

          (b) Paddlewheels.  (i) Paddlewheels acknowledges and agrees that, as
              ------------
     consideration for its ownership interest in, and rights to receive payments from, the Venture from and after the date hereof in accordance with the terms of this Agreement, Paddlewheels shall make a $1 million cash contribution concurrent with the date the Venture receives initial funding under any Loan Commitment. (ii) Furthermore, Paddlewheels acknowledges and agrees that NOP's agreement in the Master Agreement to fulfill its obligations pursuant to Section 1(E) of the Loan and Settlement Agreement dated January 16, 1998, by and between Paddlewheels, HNOC, NOP, Sodak and HWCC (the "Loan and Settlement Agreement") constitutes additional consideration for Paddlewheels' ownership interest in and rights to receive payments from the Venture pursuant hereto.

          (c) Allocation of JV Interests.  Each of Sodak and HWCC is hereby
              --------------------------
     credited with one JV Interest for each dollar contributed by such Venturer pursuant to Section 3.2(a) and shall be credited with one additional JV Interest for each dollar contributed as a Subsequent Capital Contribution in accordance with Section
     3.3 below. Paddlewheels shall be credited with one JV Interest for each dollar contributed by such party pursuant to Section 3.2(b)(i) above and shall be credited, as of the date the Venture receives initial funding under any Loan Commitment, with an additional $1 million of JV Interests in connection with NOP's obligations as described under Section 3.2(b)(ii) above.

          (d) Residual Ownership Ratios.  In consideration for the capital
              -------------------------
     contributions described in this Section 3.2 made or to be made by the Venturers, each Venturer shall be deemed to have the following Residual Ownership Ratio:

                                      Residual
                                      Ownership
                                        Ratio
                                   ---------------

                   Paddlewheels          10%
                   Sodak                 45%
                   HWCC                  45%

     Paddlewheels' Residual Ownership Ratio shall not be subject to adjustment, increase or diminution. The Residual Ownership Ratio of each Venturer (other than Paddlewheels and any Affiliate thereof) shall be adjusted from time to time as Subsequent Capital Contributions are made in accordance with this Article III, and shall be (x) the quotient equal to the number of outstanding JV Interests held by such Venturer at such time, divided by the total number of outstanding JV Interests held by all Venturers other than Paddlewheels at such time (y) multiplied by 90.

     3.3  Subsequent Capital Contributions.
          --------------------------------

          (a) The Venturers (except Paddlewheels and any Affiliate thereof) from time to time may, but shall not be obligated to, make additional capital contributions to the Venture ("Subsequent Capital Contributions") in cash as needed to meet the needs of the Venture. Paddlewheels and any Affiliate thereof shall not be permitted or required to make Subsequent Capital Contributions.

          (b) The Management Committee shall authorize and approve Subsequent Capital Contributions and shall give written notice (the "Notice of Subsequent Capital Contribution") to each Venturer of the decision of the Management Committee that Subsequent Capital Contributions are necessary in connection with the Project. Such notices will state (i) the total amount of additional capital required by the Venture, (ii) the amount of additional capital that each of Sodak, HWCC or any other eligible Venturer is required to contribute, which shall be based on their relative Subsequent Contribution Ownership Ratios as provided in
     Section 3.3(d) below, (iii) the use of proceeds of the requested Subsequent Capital Contribution, including a reasonable itemization of such use, and
     (iv) the date by which the contribution shall be made (the "Contribution Date"), which date shall not be less than 20 days after mailing of the Notice of Subsequent Capital Contribution. In the event a Venturer elects not to contribute its pro rata share of Subsequent Capital Contributions that is authorized and approved by the Management Committee pursuant to this Section 3.3, then the other contributing Venturers may elect to contribute such unpaid portion of Subsequent Capital Contributions on a pro rata basis in accordance with their Subsequent Contribution Ownership Ratio (which shall not include, for purposes of calculating the foregoing, the JV Interests of the non-contributing Venturer).

          (c) Each Venturer that makes a Subsequent Capital Contribution shall be credited with one additional JV Interest for each additional dollar contributed by such party to the Venture.

          (d) The allocation of any Subsequent Capital Contribution among the contributing Venturers will be based on the "Subsequent Contribution Ownership Ratio" for each contributing Venturer which shall be, for each such contributing Venturer, (i) the quotient equal to the number of JV Interests held by such contributing Venturer, divided by the total number of outstanding JV Interests held by all Venturers (other than Paddlewheels and any Affiliate thereof), (ii) multiplied by (100), immediately prior to the issuance of the Notice of Subsequent Capital Contribution.

     3.4  No Right to Return of Contribution.  Except as otherwise expressly
          ----------------------------------
provided in this Agreement, no Venturer shall have the right to withdraw or receive any return of its initial or any Subsequent Capital Contribution. Under circumstances requiring a return of any initial or Subsequent Capital Contribution, no Venturer shall have the right to receive property other than cash. No Venturer shall have any right to the withdrawal or to the return of any initial or Subsequent Capital Contribution made by it to the Venture, except as otherwise provided in this Agreement.

                                   ARTICLE IV

                                     LOANS
                                     -----

     The Venturers may be entitled, but are not obligated, to make loans to the Venture from time to time, the terms and conditions of which (including, but not limited to, any equity conversion provisions) shall be approved by the Management Committee, and any such loans (prior to any applicable conversion thereof) shall not be treated as Subsequent Capital Contributions to the Venture for any purpose hereunder, nor entitle such Venturer to any increase in its share of the profits and losses and cash distributions of the Venture, but the Venture shall be obligated to such Venturer for the amount of any such loans pursuant to the terms thereof. All scheduled principal and interest payments with respect to any loans from a Venturer to the Venture pursuant to this Section shall be repaid prior to any distributions to any Venturer pursuant to Section 5.1 below. No Venturer shall be paid interest on any initial or Subsequent Capital Contribution to the Venture.

                                   ARTICLE V

                                 DISTRIBUTIONS
                                 -------------

     From time to time, but in no event less frequently than once each calendar year, the Management Committee shall determine the amount of equity distributions that shall be made to the Venturers (other than Paddlewheels and any Affiliate thereof) pursuant to Section 5.1 and 5.2 below.

     5.1  Equity Distributions.  No equity distributions shall be made to Sodak
          --------------------
and HWCC pursuant to Section 5.2 below unless and until the Pari Passu Obligations have been paid in full.

     5.2  (a) Priority of Distributions.  All equity distributions (other than
              -------------------------
     distributions pursuant to Section 5.2(d) below) shall be made pro rata to the Venturers (other than Paddlewheels and any Affiliate thereof) based on their respective Relative Ownership Ratios (as defined in Section 5.2(b) below), immediately prior to any such distribution.

          (b) Definition of Relative Ownership Ratio.  For purposes of this
              --------------------------------------
     Agreement, the term "Relative Ownership Ratio" shall mean for each Venturer (except Paddlewheels and any Affiliate thereof) a percentage equal to (i) the quotient equal to the number of JV Interests held by such Venturer, divided by the total number of outstanding JV Interests held by all Venturers (excluding JV Interests held by Paddlewheels and any Affiliate thereof), (ii) multiplied by 100.

          (c) Withholding.  If required by the Code or by state or local law,
              ------------
     the Venture will withhold any required amount payable to a Venturer pursuant to Article V for payment to the appropriate taxing authority. Any amount so withheld from a Venturer will be treated as distributions made pursuant to Section 5.1 above by the Venture to such Venturer. Each

     Venturer agrees to timely file any agreement or return that is required by any taxing authority in order to avoid any withholding obligation that would otherwise be imposed on the Venture.

          (d) Tax Distributions.  The Venture shall distribute to each Venturer
              -----------------
     (including Paddlewheels and any Affiliate thereof) in the event such persons are allocated any share of Venture taxable income from operations (but not with respect to any other allocations of taxable income or gain, including but not limited to, allocations of income and gains in connection with a sale of assets by the Venture or a liquidation of the Venture or in connection with any deemed capital contribution) pursuant to the Code, Regulations or any formal action by the Internal Revenue Service for each year, as additional equity distributions, amounts equal to the amount by which (a) such Venturer's allocable share of Venture taxable income multiplied by the highest marginal combined federal, state and local income tax rate applicable to any Venturer that has been allocated a share of Venture taxable income for such year exceeds (b) cash distributions otherwise made to such Venturer with respect to such year.

     5.3  Profits and Losses.
          ------------------

          (a) Profits and Losses.  "Profits and Losses" means, for each Venture
              ------------------
     fiscal year or other fiscal period, an amount equal to the Venture's taxable income or loss for such year or period, as determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
     Section 703(a)(1) of the Code shall be included in Profits or Losses).

          (b) Allocation of Losses.  All Losses shall be allocated to the
              --------------------
     Venturers (other than Paddlewheels and any Affiliate thereof) in proportion to such Venturers' Relative Ownership Ratios; provided, however, that any Losses (or portion thereof) attributable to a loan made or guaranteed by a Venturer, or Venturer nonrecourse debt within the meaning of Regulation
     Section 1.704-2(b)(4) ("Venturer Nonrecourse Debt"), shall be allocated to such Venturer in accordance with such Regulation.

          (c) Allocation of Profits.  Subject to the special allocation
              ---------------------
     provisions set forth in Section 5.3(d) below, all Profits shall be allocated to the Venturers (other than Paddlewheels and any Affiliate thereof) in accordance with such Venturers' respective Relative Ownership Ratios.

          (d) Special Allocation.  In any period during which Paddlewheels
              ------------------
     receives payment of any amount representing its share of Net Realized Value (as defined in Section 10.7 below), Paddlewheels shall be allocated taxable income or gain for such period in an aggregate amount equal to such payment. Except as set forth in the preceding sentence, no income, profits, gains, losses or tax credits shall be allocated to Paddlewheels.

     5.4  Transfer.  If, after the date hereof, any JV Interest is transferred
          --------
during any fiscal year of the Venture (whether by liquidation of a JV Interest, transfer of all or part of a JV Interest or otherwise), the books of the Venture will be deemed to be or will be closed as of the effective date of such transfer. The Profits or Losses attributable to the period from the first day of such fiscal year through the effective date of such transfer will be allocated to the transferor, and the Profits or Losses attributable to the period commencing on the effective date of such transfer will be allocated to the transferee. In lieu of an interim closing of the books of the Venture and with the agreement of the transferor and the transferee, the Venture may allocate Profits and Losses for such fiscal year between the transferor and the transferee based on a daily proration of items for such fiscal year or any other reasonable method of allocation (including an allocation of extraordinary Venture items, as determined by the Venture, based on when such items are recognized for federal income tax purposes). This allocation provision is subject to the provisions of Section 706(d) of the Code, relating to allocable cash basis items.

     5.5  Tax Credits.  Any tax credit, and any tax credit recapture, will
          -----------
be allocated to the Venturers (other than Paddlewheels and any Affiliate thereof) in the same ratio that the federal income tax basis of the asset (to which such tax credit relates) is allocated to the Venturers under the Regulations promulgated under Section 46 of the Code, and if no basis is allocated, in the same manner as Profits are allocated to the Venturers under
Section 5.3 hereof.

     5.6  Tax Information Notices.  Each Venturer shall furnish the "Tax Matters
          -----------------------
Manager" (as defined in Section 9.8 hereof) with such information (including information specified in Section 6230(e) of the Code) as the Tax Matters Manager may reasonably request to permit the Tax Matters Manager to provide the Internal Revenue Service with sufficient information to allow proper notice to the Venturers in accordance with Section 6223 of the Code. The Tax Matters Manager shall keep each Venturer informed of those administrative and judicial proceedings for the adjustment of the Venture level of Venture items required by
Section 6223(g) of the Code and the Regulations thereunder, and such other matters as the Tax Matters Manager, in its sole discretion, deems appropriate.

     5.7  Inconsistent Tax Treatment.  Each Venturer shall notify the Tax
          ---------------------------
Matters Manager in the event its treatment of any Venture item on its federal income tax return is inconsistent with the treatment of that item on any return filed by or in any records of the Venture within thirty (30) days of the date such Venturer's return is filed.

     5.8  Tax Proceedings.  The Tax Matters Manager, in its sole discretion,
          ----------------
shall direct and oversee all proceedings, disputes and other similar matters between the Venture and the Internal Revenue Service. Any Venturer who intends to file a petition under Section 6226, 6228, or other sections of the Code with respect to any Venture item, or other tax matters involving the Venture shall give reasonable notice to each of the Venturers of such intention and the nature of the contemplated proceedings. In the case where the Tax Matters Manager, on behalf of the Venture, intends to file such petition, the Tax Matters Manager, in its sole discretion, shall choose the forum in which such petition will be filed. If any Venturer desires to seek review of any court decision rendered as a result of a proceeding instituted under this Section, such Venturer shall so notify each of the Venturers, and shall request the Tax Matters Manager to so act. The Tax Matters Manager may, in its sole discretion, choose to pursue or forego settlement, review, litigation or any other proceedings in connection with any such proceeding, dispute or other similar matter with the Internal Revenue Service.

     5.9  Tax Settlements.  The Tax Matters Manager shall have the authority to
          ---------------
bind any other Venturer to a settlement agreement regarding any proceeding dispute or other matter by and between the Venture and the Internal Revenue Service upon the written concurrence of any such Venturer who would be bound by such agreement.

     5.10 Expenditures, Fees and Indemnification.  The Tax Matters Manager may
          ---------------------------------------
engage such legal counsel, certified public accountants, or others (including, without limitation, experts) on behalf of the Venture as it may determine to be necessary and appropriate. Any other Venturer may engage other legal counsel, certified public accountants, or others on such other Venturer's own behalf and at such other Venturer's sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others (including, without limitation, experts) that the Tax Matters Manager incurs on behalf of the Venture in connection with any audit, assessment, litigation, or other proceeding regarding any Venture item, shall constitute expenses of the Venture. In the event that the Venture does not have adequate cash or other assets to pay such items of expense, the Tax Matters Manager shall not be obligated to make Capital Contributions or loans to fund such expenses except as otherwise provided herein, and the Tax Matters

Manager shall be free to resign as the "tax matters partner" of the Venture pursuant to Section 5.11 hereof.

     5.11 Resignation of Tax Matters Manager.  The Tax Matters Manager may
          -----------------------------------
resign as "Tax Matters Manager" of the Venture at any time upon the filing of a signed statement with the Internal Revenue Service in accordance with Temp. Treas. Reg. (S) 301.623(a)(7)-1T(i) (or any successor provision thereto). The successor "Tax Matters Manager" shall be determined pursuant to Temp. Treas. Reg. (S) 301.6231(a)(7)-1T (or any successor provision thereto).

     5.12 Survival of Tax Matters Manager Provisions.  The provisions of this
          ------------------------------------------
Article including without limitation the obligation to pay fees and expenses shall survive the termination of the Venture or the termination of any Venturer's interest in the Venture and shall remain binding on the Venture for a period of time necessary to resolve with the Internal Revenue Service, the Department of the Treasury or any state taxing authority any and all matters regarding the federal or state income taxation of the Venture for the applicable tax year(s).

                                   ARTICLE VI
                                   ----------

                                CASH PRIORITIES
                                ---------------

     6.1  Priority.  (a)  The parties hereto agree and acknowledge that, subject
          --------
          to the payment subordination terms, restrictions and conditions set forth in any credit facility or other applicable loan agreement or indenture entered into by the Venture (a "Debt Restriction"), the Venture shall pay the following fees, expenses and distributions in the following order of priority:

               (i) First, the Venture shall pay the Operator the Basic Management Fee (as defined in the Management Agreement), pursuant to the terms and conditions of the Management Agreement.

               (ii) Second, the Venture shall pay the Pari Passu Obligations, which payments shall be made in accordance with Section 6.1(b) below.

               (iii) Finally, the Venture shall make equity distributions pursuant to Section 5.2 above.

     (b) In the event the Venture cannot pay, in full, the Pari Passu Obligations, as a result of any Debt Restriction, payments shall be made to Sodak and the Operator, pro rata, based on each party's respective portion of the aggregate amount of all Pari Passu Obligations payable to all parties with respect to such fiscal year; provided that in the event Pari Passu Obligations have accrued for any prior fiscal year, the order of priority shall be to first pay accrued amounts relating to each such prior fiscal year starting with the earliest fiscal year.

                                  ARTICLE VII
                                  -----------

                    MANAGEMENT AND OPERATION OF THE VENTURE
                    ---------------------------------------

     7.1  Management Committee.  The Venture shall be managed by a management
          --------------------
committee (the "Management Committee") to oversee and supervise the operation of the Venture's business and to make all decisions on behalf of the Venture. The Management Committee shall have sole and exclusive control of the business of the Venture and shall be authorized and empowered to determine all questions relating to the conduct, operation and management of the business of the Venture, and the determinations of the Management Committee shall be binding upon Venturers and all other persons for all purposes.

     7.2  Number; Appointment.  The number of members on the Management
          -------------------
Committee shall be four. Two members shall be appointed by each of Sodak (the "Sodak Representatives") and HWCC (the "HWCC Representatives"); provided that the right of either such Venturer to appoint any member or members shall terminate immediately at such time as such Venturer no longer owns 20% of the total number of JV Interests outstanding (not including any JV Interests held by Paddlewheels and any Affiliate thereof). Each of Sodak and HWCC, in its respective sole discretion, may remove the applicable member or members of the Management Committee who was appointed by it and appoint a new member or members, by giving the other Venturers written notice of such change. The initial members of the Management Committee are set forth in Exhibit C attached hereto.

     7.3  Acts of the Managers; Minutes.  Except as otherwise provided herein,
          -----------------------------
the Sodak Representatives collectively shall be entitled to one vote (which may be voted by either of them) and the HWCC Representatives collectively shall be entitled to one vote (which may be voted by either of them) on all Management Committee matters. The Management Committee shall take action by a majority vote. No member, acting individually, shall have any authority to act for or to assume any obligations or responsibilities on behalf of the Venture, unless expressly authorized by the members of the Management Committee in accordance with this Section 7.3. Minutes of all actions of the Management Committee shall be kept with the other Venture records and shall be available at any reasonable time for inspection by any Venturer.

     7.4  Management Committee Meetings.  The Management Committee shall meet
          -----------------------------
from time to time to take any action it deems necessary or advisable for the furtherance of the Venture's business. Meetings of the Management Committee shall be held at such time and place as shall be designated at a previous meeting of the Management Committee. Any or all members of the Management Committee may participate in any meeting of the Management Committee by any means of communication through which all of the members of the Management Committee participating in such meeting can simultaneously hear and speak to each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such members of the Management Committee so participating shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the telephone conversation or other comparable communication technique.

     7.5  Calling Special Meetings; Notice.  Special meetings of the Management
          --------------------------------
Committee may be called by any member by giving at least five (5) business days' notice of the date, time and place thereof to each member by mail, telephone, facsimile, telegram or in person. If the day or date, time and place of a special meeting of the Management Committee has been announced at a previous meeting of the Management Committee, no notice is required. Notice of an adjourned meeting of the Management Committee need not be given other than by announcement at the meeting at which adjournment is taken. The notice of any special meeting shall contain a statement of the purposes of the meeting.

     7.6  Waiver of Notice.  Notice of any meeting of the Management Committee
          ----------------
may be waived by any member thereof either before, at, or after such meeting in a writing signed by such member. A member, by his or her attendance at any meeting of the Management Committee, shall be deemed to have waived notice of such meeting, except where the member objects at the beginning of the meeting to the transaction of business because the meeting is not properly called or convened and does not participate thereafter in the meeting.

     7.7  Quorum.  One Sodak Representative and one HWCC Representative shall
          ------
constitute a quorum for the transaction of business at any meeting with respect to which notice was duly given or waived.

     7.8  Written Action; Proxies.
          -----------------------

          (a) Notwithstanding the provisions of Sections 7.4, 7.5 and 7.6, any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting by written action signed by the members that would be required to take the same action at a meeting of the Management Committee at which such members were present. The written action is effective when signed by the required members, unless a different effective time is provided in the written action. When written action is taken by less than all of the members representing all of the outstanding JV

     Interests, all of the members shall be notified immediately of its text and effective date.

          (b) A member of the Management Committee may cast or authorize the casting of a vote (including any and all votes at any and all meetings of the members) by filing a written appointment of a proxy with the Management Committee of the Venture at or before the meeting or meetings at which the appointment is to be effective. Any appointment of a proxy shall be signed by the member making the appointment.

     7.9  Powers of the Management Committee.  The Management Committee shall
          ----------------------------------
have all necessary powers to carry out the purposes and conduct the business of the Venture. In addition to any other rights and powers that the Management Committee may possess, the Management Committee shall have all specific rights and powers required or appropriate to the management of the business of the Venture including, but not limited to, approving the financing or refinancing of the Project or any portion thereof (including mortgaging, granting a security interest or otherwise encumbering all or any portion of the real or immovable, personal or movable, tangible or intangible property of the Venture with any documents evidencing such mortgage or security interest containing the usual and customary security clauses, including without limitation a confession of judgment, waiver of appraisal and pact de non alienando), approving the construction and development plans and budgets, approving any future Project expansion, and approving any sale of all of part of the Project, and only the Management Committee shall have these rights and powers. Notwithstanding the foregoing, the Management Committee may delegate any or all such rights and powers to any other person. As a result, the parties hereto acknowledge that the Management Committee has delegated to Operator certain powers pursuant to the terms and conditions of and expressly described in the Management Agreement. Subject to the requirements of Section 7.11 below, all decisions made for or on behalf of the Venture by the Management Committee consistent with the above provisions shall be binding upon the Venture.

     7.10 Indemnification.
          ---------------

          (a) To the fullest extent permitted by law, the members of the Management Committee and each Venturer (including Paddlewheels and its Affiliates) (the "Indemnitee") shall be indemnified, held harmless and defended by the Venture, (collectively, the "Indemnifying Party"), from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending, or completed claim, demand, action, suit or proceedings whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Venture and by reason of the Indemnitee's status with respect to the Venture regardless of whether the Indemnitee continues to be a member of the Management Committee or a Venturer at the time any such loss, claim, damage, liability or other expense is paid or incurred (collectively, the "Losses" individually, a "Loss") if, with respect to a claim for which an Indemnitee is seeking indemnification, (i) the Indemnitee acted in good faith and in a manner it reasonable believed to be in the best interests of the Venture and, with respect to any criminal proceeding, had no reasonable cause to believe that its conduct was unlawful, (ii) the Indemnitee's conduct did not constitute gross negligence, willful misconduct or a material breach of the terms of this Agreement and (iii) the Indemnitee's conduct did not constitute fraud or breach of their fiduciary duty, if any, to the Venture. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in the best interests of the Venture.

          (b) In the event that the Indemnitee is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Indemnitee shall give the Indemnifying Party prompt notice thereof.
     The failure to give such notice shall not affect any Indemnitee's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim;

     provided, that the Indemnifying Party (i) has a reasonable basis for
     --------
     concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Such contest and defense shall be conducted by attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnitee elects to participate in such defense, the Indemnitee shall cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnitee nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld.

          (c) The Venture, Sodak and HWCC, individually and collectively, waive any and all claims and rights of contribution against Paddlewheels or any Affiliate thereof in connection with, arising out of or related to any Claims.

     7.11 Negative Consent.  Neither the Venture nor any Venturer without the
          ----------------
prior written consent of Paddlewheels shall approve any action that (a) amends, modifies or otherwise changes (i) the method of calculation of Net Realized Value pursuant to Section 10.7 below or (ii) Paddlewheels' right to receive 10% of Net Realized Value pursuant to Section 10.7 below, or (b) transfers, all or a portion of, Sodak's or HWCC's JV Interests to an Affiliate thereof unless such applicable Affiliate consents in writing to be bound by the terms of Sections
6.1 and 10.2 hereof.

     7.12 Bank Accounts.  The Venture shall maintain bank accounts in such banks
          -------------
as the Management Committee may designate exclusively for the deposit and disbursement of all funds of the Venture. All funds of the Venture shall be promptly deposited in such accounts. The Management Committee from time to time shall authorize the signatories for such accounts.

     7.13 Reimbursement for Costs and Expenses.  The Management Committee shall
          ------------------------------------
determine the amounts, if any, that the Venture will reimburse a Venturer (or any Affiliate thereof) for costs and expenses incurred by such Venturer or Affiliate on behalf and for the benefit of the Venture; provided, however, that no overhead or general administrative expenses of a Venturer or its Affiliates shall be allocated to the operation of the Venture, and no salaries, fees, commissions or other compensation shall be paid by the Venture to a Venturer or its Affiliates or to any officer or employee of a Venturer or its Affiliates for any services rendered to the Venture, except as may be provided in the Management Agreement, the Sodak Agreement and the Marine Agreement or as may be approved in advance by the Management Committee.

     7.14 Fidelity Bonds and Insurance.  To the extent determined by the
          ----------------------------
Management Committee, the Venture shall obtain fidelity bonds with reputable surety or insurance companies covering all persons having access to the Venture's funds, indemnifying the Venture against loss resulting from fraud, theft, dishonesty and other wrongful acts of such persons. The Venture shall carry or cause to be carried on its behalf in insurance companies acceptable to the Management Committee all property, liability and workmen's compensation insurance as shall be required under applicable loans, leases, agreements and other instruments and statutes or as may otherwise be required by the Management Committee.

     7.15 Cooperation.  The Venturers agree to use their best efforts and
          -----------
cooperate with each other in carrying out the transactions contemplated by this Agreement, including the following, provided that the cost thereof shall be borne by the Venture:

          (a) filing all required applications with the Gaming Authorities for receipt on maintaining of a gaming license under the Act, and maintaining compliance by the Venture with directives of the Gaming Authorities and the provisions of the Act;

          (b) filing materials with, or participating in, all attendant investigations instituted by, a gaming regulatory authority of a State other than Louisiana to which a Venturer is subject;

          (c) developing the design of the Complex and supervising the construction thereof;

          (d) filing all required applications for the Vessel license, liquor licenses and any other licenses or permits required for the operation of the Complex;

          (e) filing all tax returns and other governmental filings on behalf of the Venture;

          (f) securing all required insurance covering the Complex and the operation thereof; and

          (g) executing and delivering any other agreements, instruments, documents or consents necessary for the construction, development and operation of the Complex, including but not limited to, the Loan Commitments, the Hotel and Vessel construction agreements and any dock site licensing or leasing agreements.

                                  ARTICLE VIII
                                  ------------

                           BUDGETS AND CONTRIBUTIONS
                           -------------------------

     The Management Committee shall furnish to each of the Venturers prior to the commencement of a fiscal year a budget (the "Budget(s)") covering in reasonable detail the budget for such ensuing fiscal year. Each Budget shall show the additional cash requirements of the Venture for the ensuing fiscal year, which shall be the aggregate of all estimated expenditures to be made by the Venture during such year, plus appropriate reserves for general maintenance and cash contingencies, over the sum of the anticipated borrowings from the Loan Commitments and the estimated cash on hand at the beginning of the year. Within a reasonable time after the end of each calendar quarter, the Venture will furnish to each of the Venturers any updates or revisions to operating forecasts.

                                   ARTICLE IX
                                   ----------

                               BOOKS AND RECORDS;
                               AUDIT, TAXES, ETC.
                               ------------------

     9.1  Books; Statements.  The Venture shall keep, or cause to be kept, books
          -----------------
and accounts showing its assets and liabilities, operations, transactions and financial condition. All financial statements shall present fairly the financial position and results of the Venture and shall be prepared on an accrual basis in accordance with generally accepted accounting principles consistently applied. The Management Committee shall determine the methods to be used in the preparation of financial statements and federal, state and municipal income and other tax returns for the Venture in connection with all items of income and expense, including but not limited to, valuation of assets, the methods of depreciation, elections, credits and accounting procedures.

     9.2  Reports and Statements.  On and after the Commencement Date, the
          ----------------------
Venture shall furnish, or cause to be furnished, to each of the Venturers the reports and statements required to be furnished by the Operator pursuant to the terms and conditions of the Management Agreement.

     9.3  Where Maintained.  The books, accounts and records of the Venture
          ----------------
shall be at all times maintained at its principal office.

     9.4  Audits.  Any Venturer may, at its option and at its own expense,
          ------
conduct internal audits of the books, records and accounts of the Venture. Audits may be conducted in a reasonable manner, at reasonable times during normal business hours, that will not interfere or impair the day to day business operations of QNOV and may be conducted by employees of any Venturer, or of an Affiliate of any Venturer, or by independent auditors retained by a Venturer at such Venturer's expense.

     9.5  Objections to Statements.  Each Venturer shall have the right to
          ------------------------
object to each statement provided to such Venturer pursuant to Section 9.2 hereof by giving notice in writing to the Management Committee within 45 days after such statement is received by such Venturer, indicating in reasonable detail the objections of such Venturer and the basis for such objections. The statements described in Section 9.2 and the contents thereof, in the absence of fraud or willful misconduct by the other Venturer or by the Accountants certifying the statements, shall be deemed conclusive and binding upon any Venturer who fails to give such notice within such 45-day period. Settlement of objections to any statement and disputes of any result of audits of the Venture's books shall be made by the Management Committee.

     9.6  Fiscal Year.  The fiscal year of the Venture shall be the calendar
          -----------
year.

     9.7  Tax Returns.  The Management Committee shall cause the Accountants to
          -----------
prepare and file all state and federal tax returns on a timely basis. The Management Committee shall cause the Venture's Accountants to prepare and submit to the Venture on or before April 1 of each year for its approval all federal and state income tax returns of the Venture. If the Venture shall disapprove the Venture's tax returns as submitted by the Accountants, the Venture may direct the Accountants to revise the tax returns and resubmit them to the Venture for its approval. A statement of the allocation of profit or loss shown on the annual income tax returns prepared by the Accountants shall be transmitted and delivered to each Venturer within ten days of the receipt thereof by the Venture.

     9.8  Tax Information Submitted; Notices Sent.  HWCC shall be the "tax
          ---------------------------------------
matters partner" as defined in Section 6231(a)(7) of the Code (the "Tax Matters Manager"). The Tax Matters Manager shall perform all duties and functions within the contemplation of Sections 6223, 6224, 6226, 6228 and 6230 of the Code in connection with any administrative proceeding by the Internal Revenue Service (or any taxing authority) or ensuing judicial proceeding by the Internal Revenue Service (or any taxing authority) or ensuing judicial proceeding regarding a tax return of the Venture. The Tax Matters Manager shall determine whether the Venture should make any available tax election and, except for fraud or bad faith in the making or failure to make such election, shall not be held responsible or liable for the making of or failure to make such election. The Tax Matters Manager shall consult with the Venturers concerning, and shall keep the Venturers apprised of, matters within the scope of responsibility of the Tax Matters Manager.

                                   ARTICLE X
                                   ---------

                 ASSIGNMENT BY ANY VENTURER OF ITS JV INTERESTS
                 ----------------------------------------------

     10.1 Restriction on Transfer.
          -----------------------

          (a) Except as expressly permitted in Section 10.2 below and, in any case, subject to the other provisions of this Article X and Article XI, no Venturer shall sell, assign, transfer, convey, or otherwise dispose of all or any part of its JV Interests, whether for consideration or not, and no purchaser or other transferee thereof for value or otherwise shall have any rights in the Venture or, have any rights as a Venturer with respect to all or any part of such JV Interests attempted to be sold, assigned, transferred, conveyed or otherwise disposed of, and any such attempted sale, assignment, transfer, conveyance, or other disposition (a

     "Transfer") of all or any part of a Venturer's JV Interests shall be entirely null and void, unless all of the applicable provisions of this
     Article X have been satisfied.

          (b) The appropriate Venture records shall be noted to prevent the transfer of a Venturer's JV Interests otherwise than in accordance with this Article X.

     10.2 Certain Permitted Transfers.  Subject to the other provisions of this
          ---------------------------
Article X, Article XI, this Agreement, the Act or as otherwise agreed to by Sodak and HWCC, the sale, assignment, transfer, conveyance or other disposition, of all or any part of the JV Interests of a Venturer shall be permitted in each of the following limited circumstances: (i) where such sale, assignment, transfer, conveyance or other disposition is performed pursuant to the requirements of Sections 10.3 and 10.4 hereof; or (ii) where a Venturer transfers all, but not less than all of its JV Interests to another Venturer or an Affiliate of the transferring Venturer. In the event of any such transfer by a Venturer to one of its Affiliates, the transferee of the Venturer's JV Interests shall assume in writing all of the obligations and liabilities of the Venturer under this Agreement and succeed to all of the rights, obligations, and privileges of the Venturer under this Agreement, the Marine Agreement and the Assignment Agreement (only with respect to the Venture's obligations to make payments of 1% of "Complex Net Revenues" (as defined in the Assignment Agreement) to Paddlewheels or any Affiliate thereof).

     10.3 Rights of First Refusal Arising from Desired Transfer.
          -----------------------------------------------------

          (a) Grant of Options.  Subject to Section 10.2 and any other express
              ----------------
     agreement by the Venturers, if any Venturer (the "Optionor Venturer") desires to Transfer any or all of the JV Interests owned by it, such Venturer shall give notice in writing (the "First Option Notice") to the Venture and the other Venturers setting forth such desire, the portion of the JV Interests (the "Offered JV Interests") sought to be transferred, the price (the "Offer Price") at which the Optionor Venturer proposes to make such transfer and the name of the proposed transferee. Upon receipt of the First Option Notice, the Venture shall have the irrevocable right and option (the "First Option") to purchase all or a portion of the Offered JV Interests. In the event that the Venture does not exercise the First Option with respect to all of the Offered JV Interests within the time period specified in Section 10.3(b), such Optionor Venturer shall give notice in writing (the "Second Option Notice"), within five days of its receipt of the earlier of the Election Notice described in Section 10.3(b) or expiration of the 30-day period following the date of the First Option Notice (or 20-day period if Paddlewheels or any Affiliate thereof is an Optionor

     Venturer), to each of the other Venturers setting forth the same information as in the First Option Notice and the number of Offered JV Interests to be purchased by the Venture. Upon the giving of the Second Option Notice, each other Venturer shall have the irrevocable right and option (the "Second Option") to collectively purchase all of the remaining Offered JV Interests.

          (b) Exercise of First Option.  The Venture may exercise the First
              ------------------------
     Option by delivering to the Optionor Venturer written notice (the "Election Notice") of its election to exercise all or part of the First Option within 30 days after the date that the Venture receives the First Option Notice; provided that if the Optionor Venturer is Paddlewheels or any Affiliate thereof the Venture shall exercise such First Option within 20 days of the date the Venture receives the First Option Notice.

          (c) Exercise of Second Option.  If the Venture does not exercise its
              -------------------------
     option to purchase all of the Offered JV Interests, each of the other Venturers shall, pursuant to the Second Option, have the right to collectively purchase all of the remaining Offered JV Interests. If the other Venturers exercising the Second Option elect to purchase more JV Interests than are subject to the Second Option, each participating Venturer will be entitled to purchase up to its pro rata share, based on the respective Relative Ownership Ratio of the participating Venturer, of the remaining Offered JV Interests. Each participating Venturer may exercise the Second Option by delivering to the Optionor Venturer written notice of its election to exercise the Second Option within the 10-day period immediately following the date of the Second Option Notice. If any participating Venturer should elect to purchase less than its pro rata share of the remaining Offered JV Interests, the Optionor Venturer shall give oral or written notice of the number of remaining Offered JV Interests available to each other eligible Venturer, each of whom shall have five business days after receipt of such notice to elect to purchase all of such remaining JV Interests. If the participating Venturers elect to purchase more of the remaining Offered JV Interests than are available, each Venturer participating in such re-offer shall have the right to purchase its pro rata share (based on the respective Relative Ownership Ratio of such Venturers participating in the re-offer, which shall be calculated by excluding the JV Interests of such non-participating Venturer) of such remaining Offered JV Interests. If, after such re-offer, the participating Venturers shall fail to purchase all of the Offered JV Interests, the Second Option shall expire.

          (d) Purchase Price.  The purchase price (the "Purchase Price") for the
              --------------
     Offered JV Interests at which the Optionor Venturer shall be obligated to sell the Offered JV Interests pursuant to the First Option or the Second Option shall be equal to the price set forth in the applicable third party offer. No Venturer shall voluntarily transfer any JV Interests for any consideration other than for cash. The Venture and Venturers who exercise the First Option and Second Option shall tender payment in cash for the Offered JV Interests to be purchased by them on the date of closing of such purchase, which shall occur no later than the earlier of the tenth day immediately after the expiration of the 10-day period following the date of the Second Option Notice or the 75th day immediately following the date of the First Option Notice.

          (e) Sale of Offered JV Interests.  If the First Option Notice and the
              ----------------------------
     Second Option Notice shall be duly given, and if the Venture and the applicable Venturers shall not collectively exercise their options to purchase all of the Offered JV Interests, then the Optionor Venturer shall be free to sell all of its Offered JV Interests to any third party transferee on the same material terms as were described in the First Option Notice on and after the 30th day immediately following the date the applicable transferee, if required, obtains a license from the applicable Gaming Authorities. In such instance, the Venture's and applicable Venturers' election to purchase any of the Offered JV Interests shall be null and void and of no further legal effect.

          (f) Re-Offers.  If the proposed purchase price of a transferee for the
              ---------
     Offered JV Interests is less than the applicable price as set forth in the First Option Notice, the Optionor Venturer shall not transfer the Offered JV Interests to such transferee unless the Optionor Venturer shall first re-offer the Offered JV Interests at such lesser price to the Venture and each of the other Venturers by giving written notice (the "Re-offer Notice") thereof, stating the Optionor Venturer's intention to make such transfer at such lower price (the "Re-offer Price"). The Venture and each of the other Venturers shall then have the irrevocable and exclusive option to purchase all of the Offered JV Interests at the Re-offer Price, exercisable in the same order of priority, proportions and manner as provided in Sections 10.3(b), (c) and (d) hereof; provided the 30-day and 20-day periods referenced in Section 10.3(b) shall each be reduced to a 10-day period.

          (g) Limitation.  Notwithstanding the terms and conditions of this
              ----------
     Section 10.3, Paddlewheels and any Affiliate thereof, individually or collectively, shall not have the right, in any manner, to acquire from any Venturer all or a portion of such other Venturer's JV Interests except as expressly provided elsewhere in this Agreement. Any such acquisition of JV Interests by Paddlewheels or any Affiliate thereof shall be null and void, and of no further legal effect. In the event Sodak, HWCC and any other Venturer (other than Paddlewheels and any Affiliate thereof) have the right to purchase all of Paddlewheels' JV Interest, then in addition to such rights, Sodak, HWCC and such other Venturers and the Venture shall have the right to purchase all of Paddlewheels' rights to receive payments pursuant to the Marine Agreement for an additional purchase price equal to the appraised value of Paddlewheels' right to receive future fees pursuant thereto.

     10.4 Transfer by Legal Process.
          -------------------------

          (a) Involuntary Transfers.  Upon any involuntary transfer of all or
              ---------------------
     any portion of the JV Interests pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, bankruptcy or other legal process (or by operation of law resulting from the liquidation, dissolution or winding-up of a Venture), the applicable transferee or transferees of, or any successor in title to, the transferred JV Interests (hereinafter the "Transferred JV Interests"), shall, within 30 days after such transfer, offer the Transferred JV Interests first to the Venture and second to the other Venturers under this Section 10.4 by delivering notice of such offer (the "Transfer Notice") in writing to the Venture and to the other Venturers. In the event a creditor of the Venture commences foreclosure against and acquires the assets of the Venture, then Paddlewheels' right to receive payments pursuant to the Marine Agreement and Section 10.7 below shall immediately terminate, and the Venture and the other Venturers shall have no further obligations to make such payments to Paddlewheels.

          (b) Option.  The Venture shall have the right to purchase any or all
              ------
     of any Transferred JV Interests at a price equal to the stated book value thereof by giving written notice to the transferee or transferees thereof, or successor in title thereto (any such transferee, transferees, successor or Venturer being hereinafter collectively referred to as the "Recipient") within 90 days after receipt of the Transfer Notice.

          (c) Transfer Option.  If the Venture does not elect to purchase all of
              ---------------
     the Transferred JV Interests, the Venturers (other than any Venturer whose JV Interests were subject to the transfer by legal process) shall have the option (the "Transfer Option") to purchase the remaining Transferred JV Interests at a price equal to the stated book value thereof by giving written notice to the recipient within 120 days after their receipt of the Transfer Notice. If the other Venturers elect to purchase more Transferred JV Interests than are available, the available Transferred JV Interests shall be allocated among the participating Venturers in the manner described in Section 10.3(c) above.

          (d) Transfer Price.  The Venture and other Venturers who exercise the
              --------------
     Transfer Option shall tender payment in cash for the Transferred JV Interests to be purchased by them on the date of closing of such purchase, which shall occur no later than the tenth day immediately after the 120th day following the receipt of the Transfer Notice.

          (e) Absence of Transfer Notice.  If no Transfer Notice shall be given
              --------------------------
     and the Venture or any Venturer becomes aware of the transfer of JV Interests by legal process or otherwise that is subject to this Section 10.4(e), then the Venture or such Venturer shall give written notice to the Venturers, in the case of the Venture, and to the Venture and Venturers, in the case of any Venturer, of such of the facts and circumstances of such transfer as are known by the Venture or such Venturer and such notice shall be considered the Transfer Notice for the purposes of this Section 10.4(e). Any Transferred JV Interests shall nevertheless remain subject to this
     Section 10.4(e) until a Transfer Notice shall have been properly delivered by the Recipient and the Venture and the Venturers shall have been given the opportunity to exercise their respective options during the periods provided in Sections 10.4(b) and (c) above. If, after a Transfer Notice shall have been properly delivered, the Venture and the Venturers shall fail to purchase all of the Transferred JV Interests as provided above, the Transferred JV Interests not so purchased will no longer be subject to this
     Section 10.4(e), provided, however, that the Recipient (if such person is
                      --------  -------
     not already a party to this Agreement) shall, as a condition to the effectiveness of any transfer to such person be required to become a party to this Agreement.

          (f) Limitation.  Notwithstanding the terms and conditions of this
              ----------
     Section 10.4, Paddlewheels and any Affiliate thereof, individually or collectively, shall not have the right, in any manner, to acquire JV Interests pursuant to this Section 10.4. Any such acquisition of JV Interests by Paddlewheels and any Affiliate thereof, shall be null and void, and of no further legal effect.

     10.5 Forfeit of License; Transfer.
          ----------------------------

          (a) If at any time Paddlewheels remains a Venturer and the Management Committee or the Venturers authorize(s) or approve(s) the surrender or forfeiture of the Venture's gaming license issued by the Gaming Authorities, then Paddlewheels shall have the option to acquire all of Sodak's, HWCC's and their respective Affiliate's JV Interests, and upon such election, Sodak, HWCC and such Affiliates agree to immediately transfer to Paddlewheels all of their JV Interests without consideration.

          (b) In the event the Venture is unable, during the period of time (including any extensions thereof) established by the applicable Gaming Authorities to enter into a credit facility or other loan agreement with a third party lender that, together with capital contributions made or to be made by Sodak and HWCC, provides sufficient funds to finance the construction of the Complex, or if Sodak and HWCC notify Paddlewheels that they are abandoning the Project without causing the dissolution of the Venture, then Paddlewheels or its permitted assignees shall have the right, subject to approval by the applicable Gaming Authorities, to purchase all of the JV Interests held by Sodak and HWCC for an aggregate purchase price, payable in cash, equal to the aggregate amount of Capital Contributions and Subsequent Capital Contributions made by Sodak (and an Affiliate thereof) and HWCC (or an Affiliate thereof), and expenses paid or incurred by such parties in connection with the Project, less distributions that are a return of capital paid by the Venture to Sodak and HWCC. The closing of the transactions contemplated by this Section 10.5(b) shall occur no later than the 30th day following the date the Gaming Authorities approve such transfer.

     10.6 Tag-a-Long and Call Rights.
          --------------------------

          (a) In the event of a Change-in-Control (as defined in Section 10.6(b) below), then Sodak shall have the right to exercise its Tag-a-Long Rights (as defined below) or its Call Rights (as defined below), subject to the following conditions:

              (i) HWCC will (A) first inform Sodak in writing (the "Change-in-Control Notice") of (x) the occurrence of such Change-in-Control, (y) if applicable, the prices, terms and conditions upon which such Change-in-Control will be effected, including the consideration to be received by HCC and/or its stockholders (the "Consideration"), and (z) preliminary determination of the value of (I) a JV Interest (after giving effect to the fees associated with the Management Agreement) (the "JV Value") as determined by an investment banking firm(s) of national standing involved in such business combination, transaction or sale or, if no investment banking firm is involved, as determined by HWCC (the

          "HWCC JV Valuation") and (II) the Management Agreement (the "Management Agreement Value") as determined by the same such investment banking firm(s) or if no investment banking firm is involved, as determined by HWCC (the "HWCC Management Agreement Valuation") and (B) offer Sodak the opportunity to irrevocably elect to either (x) sell Sodak's interest in the Venture by participating in the Transaction Event (as defined below) that results in such Change-in-Control, if practicable (in which case Sodak would sell its interest in the Venture, excluding Sodak's right to receive 1% of Complex Net Revenues, upon the same terms and conditions as are included in the Change-in-Control transaction, it being understood that if the Consideration is other than cash or unrestricted publicly traded stock, Sodak may demand that it receives its consideration in cash) or, if the Change-in-Control is not the result of a Transaction Event, sell its interest in the Venture directly to HWCC or HWCC's designee for a cash price equal to the JV Value (as determined pursuant to Section 10.6(a)(ii) below) multiplied by the total number of JV Interests proposed to be transferred by Sodak (the "Tag-a-Long Rights") or (y) require that (I) HWCC sell to Sodak or its designee all of HWCC's interest in the Venture for a cash price equal to the JV Value (as determined pursuant to Section 10.6(a)(ii) below) multiplied by the total number of JV Interests proposed to be transferred by HWCC and (II) the Operator (or an Affiliate of HCC) sell its interest in the Management Agreement to Sodak or its designee for a cash price equal to the Management Agreement Value (as determined pursuant to Section 10.6(a)(ii) below) (the "Call Rights").

               (ii) If Sodak, within 6 business days after receipt of the Change-in-Control Notice, does not object to the HWCC JV Valuation or the HWCC Management Agreement Valuation, then such Valuations shall be deemed to be the JV Value and the Management Agreement Value. If Sodak objects to either the HWCC JV Valuation or the HWCC Management Agreement Valuation within the 6-day period referenced in the preceding sentence, then the JV Value and the Management Agreement Value shall be determined within a reasonable time by an independent appraiser selected by mutual agreement of Sodak and HWCC.

               (iii) Within 5 business days after the determination of the JV Value and the Management Agreement Value in accordance with Section 10.6(a)(ii), Sodak may elect to exercise the Tag-a-Long Rights or the Call Rights. Such Tag-a-Long Rights and Call Rights shall be deemed to have been waived if such rights have not been exercised in writing within 5 business days after the determination of the JV Value and the Management Agreement Value in accordance with Section 10.6(a)(ii).

               (iv) In the event that Sodak exercises its Tag-a-Long Rights in a Change-In Control that results from a Transaction Event, HWCC shall use its best efforts to cause the surviving entity if applicable, to purchase Sodak's interest in the Venture according to the terms of
          Section 10.6(a)(i)(B) above, and at the price established pursuant to
          ---------------------
          Section 10.6(a)(ii) above. In the event that the Change-in-Control results from a Transaction Event, and the surviving entity will not agree to purchase Sodak's interest in the Venture, (i) HCC may not proceed with such Change-in-Control without the prior written consent of Sodak and (ii) if no Change-in-Control occurs, neither HCC, the Operator nor HWCC shall have any further obligations with respect to such particular exercise of the Tag-a-Long Rights.

               (v) In the event that Sodak exercises its Call Rights, Sodak shall purchase HWCC's interest in the Venture and shall purchase the Operator's interest in the Management Agreement at the prices established pursuant to Section 10.6(a)(ii) above. The closing for such sale will occur within 30 days of exercise of the Call Rights or such other period as mutually agreed upon by Sodak and HWCC.

          (b) For purposes of this Section 10.6, the term "Change of Control" means the occurrence of any of the following events: (i) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of HCC and its subsidiaries, taken as a whole, other than a sale to a real estate investment trust; (ii) the liquidation or dissolution of HCC; (iii) HCC becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act, proxy vote, written notice or otherwise) the acquisition by any person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act), other than the Pratt Holders (as defined in Section 10.6(c) below), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act, or any successor provision) of 30% or more of the total voting power entitled to vote in the election of the board of directors of HCC or such other entity surviving the transaction and, at such time, the Pratt Holders collectively shall fail to beneficially own, directly or indirectly, securities representing greater than the combined voting power of HCC's or such other entity's voting stock as is beneficially owned by such person or group; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted HCC's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of HCC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of HCC's board of directors then in office. Any Change-in-Control referred to in Sections 10.6(b)(i), (ii) and (iii), other than a Change-in-Control resulting from a hostile takeover attempt, are referred to herein as a "Transaction Event."

          (c) For purposes of this Section 10.6, the term "Pratt Holders" means
     (i) Jack E. Pratt, Edward T. Pratt, Jr., William D. Pratt, Crystal A. Pratt, Maria A. Pratt and Edward T. Pratt, III, their respective estates and members of the immediate family (including adopted children) of any such individuals who acquire voting stock of HCC from any such estates,
     (ii) J.E. Pratt Co. No. 1, E.T. Pratt Co. No. 1, W.D. Pratt Co. No. 1, each a Texas general partnership, (iii) C.A. Pratt Partners, Ltd., a Texas limited partnership, and (iv) J.E. Pratt Family Trust, E. Pratt Family Trust and W.D. Pratt Family Trust.

     10.7  Special Purchase Rights.  If, at any time after the opening of the
           -----------------------
Project, (i) QNOV sells all or substantially all of its assets to a person that is not an Affiliate of either Sodak, HWCC , Operator, HCC, Sodak Gaming or any other Venturer (other than Paddlewheels and any Affiliate thereof), or (ii) Sodak, HWCC, the Operator, HCC, Sodak Gaming and such other Venturer collectively sell all of their JV Interests to a person that is not an Affiliate of either Sodak, HWCC, the Operator, HCC, Sodak Gaming or such Venturer, then the Venture or Sodak, HWCC, the Operator, HCC, Sodak Gaming and such other Venturer shall pay Paddlewheels an amount equal to 10% of the Net Realized Value (as defined below) of such applicable sale received by the Venture, or Sodak, HWCC, the Operator, HCC, Sodak Gaming and such other Venturer, together with an additional amount representing the appraised value of Paddlewheels' right to future fees that would otherwise continue to be payable under the Marine Agreement. Upon payment of such Net Realized Value to Paddlewheels pursuant to this Section 10.7, the

Venture shall not be obligated make any payments to Paddlewheels pursuant to the Marine Agreement, and all of the JV Interests held by Paddlewheels and all of its Affiliates shall terminate, expire and be of no legal effect. For purposes of this section, the term "Net Realized Value" shall mean the gross sales proceeds from the applicable sale less (x) transaction costs (including, but not limited to, accountants' and attorneys' fees), and amounts used to repay debt and to establish reserves for debt payments, replacements and contingencies (provided that Net Realized Value shall later be increased to the extent that any portion of such reserves are paid to the Venture subsequent to the initial determination of Net Realized Value), and (y) paid by the Venture to Sodak, HWCC, Paddlewheels, the Operator, HCC, Sodak Gaming, any other Venturer, or any Affiliate thereof representing a return of each Venturer's initial Capital Contributions and any Subsequent Capital Contributions. The parties hereto agree and acknowledge that if any sale referred to in this Section 10.7 is made to an Affiliate of the Venture, Sodak, HWCC, the Operator, HCC, Sodak Gaming or any other Venturer (other than Paddlewheels or any Affiliate thereof), then Paddlewheels shall not be entitled to receive any payments pursuant to this
Section 10.7.

                                   ARTICLE XI
                                   ----------

                              MANDATORY TRANSFERS
                              -------------------

     11.1 Unsuitability in Louisiana.    If the Louisiana Gaming Control Board
          --------------------------
("LGCB") makes a determination any Venturer or any Affiliate of such Venturer (the "Unsuitable Venturer") is unsuitable to hold a license to perform or conduct gaming activities (an "Unsuitability Determination"), after the commencement of gaming operations of the Complex, the Unsuitable Venturer shall immediately give to the other Venturers (except Paddlewheels and any Affiliate thereof), upon submitting written notice, a right to purchase all of the Unsuitable Venturers' JV Interests. In the event such other Venturers elect not to purchase all of the Unsuitable Venturer's JV Interests within a 30-day period following the date the Unsuitable Venturers' written notice, the Venture shall purchase all of the remaining Unsuitable Venturer's JV Interests within a 30-day period following the termination date of the foregoing 30-day period. The purchase price for the JV Interests purchased pursuant to this Section 11.1 shall be equal to the lesser of (i) an amount agreed upon by the purchasing and selling party, and if no such agreement is made, the fair market value as determined by an appraiser mutually acceptable to the selling and purchasing party, or (ii) an amount approved by the LGCB. Notwithstanding the foregoing, if the Unsuitable Venturer receives an offer to purchase such Unsuitable Venturer's

JV Interests from a third person, at any time during either the Venturers' 30-day election period or Venture's 30-day election period pursuant to this Section 11.1, then the provisions set forth in Sections 10.3 and 10.4 shall govern.

     Each Venturer shall independently comply with all federal, state and local gaming regulations and any jurisdiction to which any Venturer is or becomes subject to during the term of the license issued by the LGCB to the Venture, including submitting to and cooperating in any investigation required by such jurisdiction by virtue of the Venturer's JV Interests in the Venture. Each Venturer shall bear all of its own costs which it incurs in connection with such compliance.

     11.2 Unsuitability in Other Jurisdictions.
          ------------------------------------

          (a) Buy/Sell.  If (i) a Gaming Authority of a State other than
              --------
     Louisiana makes an Unsuitability Determination as to any Venturer or an Affiliate of such Venturer and (ii) any other Venturer (the "Affected Venturer") reasonably determines that the affiliation of the Affected Venturer with such Unsuitable Venturers threatens any gaming permit, approval or other entitlement that the Affected Venturer or any Affiliate of the Affected Venturer holds or has applied for because of such Unsuitability Determination, then the Affected Venturer shall give a notice of such determination to such Unsuitable Venturers. Within 20 days after such notice is given, the Venturers receiving such notice shall give a notice (a "Buy/Sell Notice") to the Affected Venturer and to the Affected Venturer's Accountants of its election to either sell all (but not less that all) of the Unsuitable Venturers' JV Interests to the Affected Venturer or to buy all (but not less that all) of the JV Interests of the Affected Venturer, in either case at a purchase price mutually agreed upon by such parties or at the fair market value of such JV Interests as determined by an appraiser mutually acceptable to such parties.

          (b) Suitability Determination.   Without limiting reasonableness to
              -------------------------
     such circumstances, a determination made by the Affected Venturer referred to in Section 11.2(a) hereof shall be deemed to be reasonable if based upon: (i) any written communication from a gaming regulatory authority of the applicable state; or (ii) written evidence that, if true, the Affected Venturer's participation in the Venture would violate any law, rule or regulation administered by any gaming regulatory authority, so long as such evidence is not induced in bad faith by its recipient.

     11.3 Closing of Inter-Venturer Transfers.  The closing of any Transfer of
          -----------------------------------
the JV Interests of a Venturer to another Venturer under this Article XI shall take place at the principal office of the Venture or such other place as may be agreed upon by the Venturers on the first Business Day that is at least ten days after the date on which the purchase price is determined pursuant to the applicable provisions set forth in Article XI, or such other date as may be agreed by the Venturers.

     11.4 Limitation of Transfers.  Except for Transfers effected pursuant to
          -----------------------
any of Sections 11.1 and 11.2, no Transfer shall be made of any JV Interests if
(a) such Transfer, in the opinion of the Venture's legal counsel, would result in the Venture being treated as an association taxable as a corporation for federal or state tax purposes, (b) such Transfer, when considered with all other Transfers of JV Interests within the previous 12 months, would result in the Venture's being considered to have terminated within the meaning of Code Section 708, (c) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704, (d) such Transfer would otherwise result in the Venture's being classified as a "publicly traded venture" within the meaning of Code Section 7704(b), (e) in the opinion of the Venture's legal counsel such Transfer requires the registration of such JV Interests pursuant to any federal or state securities law, (f) such Transfer would otherwise violate any applicable federal or state securities laws (including any investor suitability standards), (g) such Transfer would subject the Venture or any of the Venturers to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended, (h) such Transfer would violate state gaming laws or regulations; (i) such Transfer is made to any person who lacks the legal right, power or capacity to own such JV Interests, or (j) the Venture does not receive written instruments (including, without limitation, true copies of any transfer instruments and the transferee's consent to be bound by this Agreement) that are in form and substance satisfactory to the Management Committee of the Venture in its sole and absolute discretion. Notwithstanding Sections 10.2, 10.3 and 10.4 above, no Transfer of any JV Interests shall be made if such Transfer would (w) result in a default under the instrument evidencing or securing indebtedness of the Venture unless such Transfer is otherwise consented to by, or such default is waived by, the applicable lender, (x) with respect to any agreements or comments to which any party is bound, require a prepayment of, or result in any adverse change in the terms of any other instrument evidencing or securing indebtedness of the Venture, (y) result in, or jeopardize the revocation, suspension or denial of the gaming license issued by the Gaming Authorities to the Venture permitting gaming activities pursuant to the Act, or (z) result in, or jeopardize the revocation, suspension or denial of any gaming license, or application for a gaming license, of any Venturer or any of its Affiliates in any jurisdiction in which such Venturer or its Affiliates are so licensed or have applied for a gaming license. The Venturers acknowledge that adequate legal remedies are not likely to exist for any breach of this Section 11.4 and, accordingly, that the Venture and any aggrieved Venturer(s) shall have the right to secure injunctive relief in the event of any actual or threatened breach of a Venturer's obligations under this
Section 11.4.

     11.5 Ineligible Transferees.  Notwithstanding any provision of this
          ----------------------
Agreement to the contrary, no Transfer of any JV Interests may be made under any circumstances to any person who: (a) has not been determined suitable or otherwise approved or exempted from such determination by the Louisiana Gaming Control Board; or (b) is subject to an unsuitability determination by any regulatory authority of any other state; or (c) has been convicted of a felony offense.

     11.6 Limitation.  (a) Notwithstanding the terms and conditions contained in
          ----------
this Article XI, neither Paddlewheels nor any Affiliate thereof, individually or collectively, shall have the right to acquire any JV Interests unless expressly provided elsewhere in this Agreement. Any such acquisition of JV Interests by Paddlewheels or any such Affiliate shall be null and void, and of no further legal effect. In the event Sodak, HWCC or any other Venturer (other than Paddlewheels and any Affiliate thereof) has the right to purchase Paddlewheels' JV Interests pursuant to this Article XI, then Sodak, HWCC and such other Venturer shall have the right to purchase all of Paddlewheels' rights to receive payments pursuant to the Marine Agreement for a purchase price equal to the appraised value of Paddlewheels' right to receive future fees pursuant thereto.

                                  ARTICLE XII
                                  -----------

                        DISSOLUTION UPON CERTAIN EVENTS
                        -------------------------------

     Upon the occurrence of any event enumerated in Section 2.9 herein, then, unless such occurrence shall by law cause the Venture not to be dissolved, the Venturers in accordance with the provisions of Article XIV hereof, shall wind up the affairs of the Venture unless Sodak and HWCC elect within 60 days after such dissolution event to continue the Venture. If, upon dissolution of the Venture for any reason described in Article XII, the business of the Venture is continued without liquidation and without the winding up of the affairs of the Venture pursuant to the terms hereof, title to the property of the Venture shall be vested in the Venture continuing the business subject to Paddlewheels' right to purchase JV Interests as expressly set forth in Section 13.1 below. Upon such dissolution, each non-consenting Venturer, or any legal representative of such Venturer, shall have the right to an accounting of its JV Interests as against the Venture continuing the business, and such Venturer shall have the right to have the value of its interest as of the date of dissolution ascertained or have any right as a creditor or otherwise with respect to the value of its JV Interests.

                                  ARTICLE XIII
                                  ------------

                            DEFAULTS AND TERMINATION
                            ------------------------

     13.1 Defaults.  Upon the occurrence of any of the following events (the
          --------
affected Venturer being herein called the "Defaulting Venturer"):

          (a) if the Defaulting Venturer shall fail in any other material respect to perform its obligations and agreements hereunder, and such default shall continue for 30 days after receipt of a notice of default with respect thereto (provided that if either the event or condition causing the default shall be such that it could not reasonably be cured within 30 days, then no default shall be deemed to have occurred hereunder if within such 30-day period the Defaulting Venturer shall have commenced the curing of such default and shall thereafter proceed with all reasonable diligence to complete the same);

          (b) if the Defaulting Venturer shall be dissolved (except as permitted in Article X);

          (c) if the Gaming Authorities provide notice to the effect that the Defaulting Venturer no longer satisfies the criteria for licensure under the Act, or that the gaming license of the Venture or the other Venturer shall be in jeopardy of being revoked, denied or suspended as a result of the continued participation of the Defaulting Venturer in the Venture, and the Defaulting Venturer has exhausted all administrative remedies;

          (d) if the Defaulting Venturer shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future federal bankruptcy, or state insolvency or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Venturer or of all, or any substantial part of its properties or its interest in the Venture (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within 10 days after the appointment);

          (e) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Defaulting Venturer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act, or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such Venturer shall acquiesce in the entry of such order, judgment or decree (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge such order, judgment or decree within 10 days after the entry of the order, judgment or decree), or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Venturer or of all or any substantial part of its property or its interest in the Venture shall be appointed without the consent or acquiescence of such Venturer and such appointment shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive);

          (f) if the Defaulting Venturer shall admit in writing its inability to pay its debts as they mature;

          (g) if the Defaulting Venturer shall give written notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations;

          (h) if the Defaulting Venturer shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

          (i) if all or a portion of JV Interests of the Defaulting Venturer in the Venture shall be validly and legally seized or charged in execution of a judgment;

then in any such event, the other Venturer(s) (if such Venturers are Sodak or HWCC, or an Affiliate of either) (the "Nondefaulting Venturer(s)") shall have the right to dissolve the Venture by giving the Defaulting Venturer written notice thereof, unless Sodak and/or HWCC (or such applicable Affiliates) (if either such party is a Non-Defaulting Venturer or both such parties are Defaulting Venturers), elect to continue the Venture. If the Non-Defaulting Venturers(s) elect to continue the business of the Venture, then the Nondefaulting Venturer(s) shall have the right to acquire all of the JV Interests of the Defaulting Venturer at a purchase price equal to the lesser of book value or liquidation value of the Defaulting Venturer's JV Interests, provided that Paddlewheels or any Affiliate thereof shall not have the right, in any manner, to acquire JV Interests pursuant to this Section 13.1.

Notwithstanding the foregoing, in the event Sodak, HWCC and any other Venturer (other than Paddlewheels and any Affiliate thereof) each elect to dissolve the Venture pursuant to this Section 13.1 or as otherwise set forth in this Agreement, Paddlewheels and any Affiliate thereof shall have the right to acquire, subject to the approval of the applicable Gaming Authorities, all of the JV Interests of Sodak, HWCC and such other Venturer (including any Affiliate thereof), at a purchase price equal to the lesser of book value or liquidation value.

     Failure by the Non-Defaulting Venturers to give any notice of a default as specified herein, or any failure to insist upon strict performance of any of the terms of this Agreement shall not constitute a waiver of any such breach or any of the terms of this Agreement. No breach shall be waived and no duty to be performed shall be altered or modified except in writing. One or more waivers or failure to give notice of default shall not be considered as a waiver of a subsequent or continuing breach of the same covenant.

     13.2 Not Exclusive Remedy.  The rights granted in Section 13.1 shall not be
          --------------------
deemed an exclusive remedy of the Nondefaulting Venturers, but all other rights and remedies, legal and equitable, shall be available to it.

                                  ARTICLE XIV
                                  -----------

                                  DISSOLUTION
                                  -----------

     14.1 General Procedures.  Upon any event of termination or dissolution of
          ------------------
the Venture as set forth in Article XII or Article XIII, hereof, the Venture shall cease to engage in any further business, except to the extent necessary to perform existing contracts, and shall wind up its affairs and liquidate its assets, unless the Non-Defaulting Venturers elect to continue the business of the Venture pursuant to Article XII, Section 13.1 above or as otherwise set forth in this Agreement. During the course of liquidation, the Venturers shall continue to share in the profits and losses as provided in Article V hereof, and the provisions of this Agreement shall continue to bind the Venturers and apply to the activities of the Venture, except as specifically provided to the contrary, but there shall be no cash distributions to any of the Venturers until the Distribution Date (as defined below).

     14.2 Distribution Date.  Liquidation will continue until the Venture's
          -----------------
affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations of the Venture are satisfied or can be adequately provided for hereunder. The assumption or guarantee in good faith by one or more financially responsible corporations or other persons shall be deemed to be an adequate means of providing for such obligations.

When the Venturers shall have determined that there can be a final accounting, the Venturers shall establish a date for the distribution of the Venture's assets (the "Distribution Date") and the assets of the Venture shall be distributed as provided in Section 14.3 hereof on such date.

     14.3 Liquidation and Winding Up.  If upon dissolution of the Venture, the
          ---------------------------
business of the Venture is not continued pursuant to the terms of Article XII or
Section 13.1 (if Paddlewheels and any Affiliate thereof elect not to acquire JV Interests pursuant to such Section), the Venture shall be liquidated and the Management Committee (or other person or persons designated by a decree of a court with proper jurisdiction) shall wind up the affairs of the Venture. The Management Committee or other persons winding up the affairs of the Venture shall promptly proceed to the liquidation of the Venture and, in settling the accounts of the Venture, the assets and the property of the Venture shall be distributed in the following order of priority:

          (a) the payment of all debts and liabilities of the Venture in the order of priority as provided by law (including outstanding loans from a Venturer);

          (b) the establishment of any reserves deemed necessary by the Management Committee or the person winding up the affairs of the Venture for any contingent liabilities or obligations of the Venture;

          (c) the payment to each Venturer on a pro rata basis an amount equal to the aggregate amount of initial and Subsequent Capital Contributions made by each Venturer; and

          (d) the balance, if any, distributed to the Venturers (including Paddlewheels and any Affiliate thereof) pro rata in accordance with such Venturers' Residual Ownership Ratios.

     14.4 Compensation and Reimbursement.  The Venture shall retain a person
          ------------------------------
(who may be any Nondefaulting Venturer) to act as liquidator for the Venture's assets. The Nondefaulting Venturer or other person so retained shall be entitled to reimbursement for out-of-pocket expenses incurred and reasonable compensation for services rendered in connection with the winding up and liquidation of the Venture, as agreed by the Venturers. Such reimbursement shall be paid as an expense of the Venture after all debts to third parties have been repaid or adequately provided for.

     14.5 No Capital Contribution Upon Dissolution.  Each Venturer shall look
          ----------------------------------------
solely to the assets of the Venture for all distributions with respect to the Venture, and shall have no recourse therefor (upon dissolution or otherwise) against any other Venturer. No Venturer shall be obligated to restore to the Venture any negative balance that may exist or continue in such Venturer's Capital Account.

                                   ARTICLE XV
                                   ----------

                                    NOTICES
                                    -------

     15.1 Notices.  All notices or other communications hereunder shall be in
          -------
writing and shall be deemed delivered, given or made, upon delivery if delivered personally, by facsimile, or by express mail or other overnight courier service or 72 hours after deposit thereof in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Paddlewheels:

Shreveport Paddlewheels, L.L.C.
610 S. Peters St.
New Orleans, Louisiana
Facsimile:  (504) 587-1740
Attention:  Warren L. Reuther, Jr., Chief Executive Officer

With copy to:

Smith Martin
700 Camp Street
New Orleans, Louisiana
Facsimile:  (504) 525-0163
Attention:  James E. Smith, Jr. Esq.

If to Sodak:

Sodak Louisiana, L.L.C.
5301 South Highway 16
Rapid City, South Dakota 57701
Facsimile:  (605) 355-4976
Attention:  General Counsel

With copy to:

John T. Kramer
Dorsey & Whitney LLP
220 South Sixth St.
Minneapolis, MN  55402

If to HWCC:

HWCC-Louisiana, Inc.
c/o Hollywood Gaming Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, Texas 75240
Facsimile:  (972) 716-3903
Attention:  General Counsel

Any party shall have the right to change its address for notice by written notice to the other Venturers delivered in accordance with this Section 15.1.

                                  ARTICLE XVI
                                  -----------

                             ADDITIONAL AGREEMENTS
                             ---------------------

     16.1 Covenant.  Paddlewheels hereby covenants and agrees, and shall cause
          --------
any of its permitted assignees or any Affiliate thereof, not to institute any legal proceedings arising out of any claims, which have arisen or may arise out of or are in any way connected with this Agreement, the Master Agreement, the Marine Agreement, the Management Agreement, the Technical Services Agreement, the Assignment Agreement, the Sodak Agreement, or any agreement, contract, instrument in connection herewith or therewith or transactions contemplated hereby or thereby. Notwithstanding the foregoing, Paddlewheels may bring any claim, demand, cause of action, either in law or in equity, against the Venture, Sodak or HWCC or any of their successors and assignees for any and all liabilities and damages arising from the Venture's failure to make payments due and owing to Paddlewheels under this Agreement, the Marine Agreement and its right to receive 1% of "Complex Net Revenues" (as defined in the Assignment Agreement).

     16.2 Additional Obligations.  The Venture and the Venturers agree that
          ----------------------
Paddlewheels shall not be required to make Subsequent Capital Contributions to the Venture or additional contributions to the City of New Orleans or any other third party (the "Exit Payments") in connection with the Venture's $7 million exit fee payment obligation to the City of New Orleans, Louisiana pursuant to the terms and conditions of the (i) Compromise Agreement, (ii) Loan and Settlement Agreement, (iii) the Side Agreement, (iv) the Escrow Agreement and
(v) the Indemnity Agreement, each dated January 16, 1998 among NOP, HNOC and certain other respective parties expressly named therein (collectively, the "Settlement Agreements") or otherwise, and the Venture shall indemnify, defend and hold Paddlewheels harmless from and against any claims for any Exit Payments made by Paddlewheels in connection with the Settlement Agreements. The Venturers agree not to amend, change or modify any of the Settlement Agreements in any manner that adversely affects Paddlewheels' rights thereunder without Paddlewheels' prior written consent. Sodak and HWCC agree and acknowledge that if Paddlewheels is required to satisfy all or any portion of the outstanding principal or accrued interest payable by the Venture to HNOC pursuant to the terms and conditions of the Loan and Settlement Agreement, then Paddlewheels shall be deemed to be a creditor of the Venture to the extent of such satisfied amounts, provided that Paddlewheels shall not, in any manner, seek recourse against Sodak, HWCC or any of their respective Affiliates for payment of the same.

     16.3 Termination of Marine Agreement.  In the event Paddlewheels and any
          -------------------------------
Affiliate thereof assigns, conveys or otherwise transfers all of their JV Interests to a party other than Paddlewheels or its Affiliate (a "Third Party"), then Paddlewheels' right to receive payments from the Venture pursuant to the Marine Agreement shall immediately terminate, unless at the same time of such assignment, conveyance or transfer to a Third Party, Paddlewheels and such Affiliates assign to such Third Party all of Paddlewheels' and such Affiliates' rights and obligations under the Marine Agreement.

     16.4 Appraisal.  Unless otherwise expressly set forth in this Agreement,
          ---------
any appraisal required to be performed between a selling and purchasing party pursuant to this Agreement shall be conducted by an appraiser selected pursuant to the provisions set forth in this Section 16.4. The selling party or group and purchasing party or group shall each appoint an appraiser who, in turn, shall appoint a "third party" appraiser to perform the applicable appraisal.
The decision of the third party appraiser shall be final and binding and not reviewable for any type of error. Unless otherwise expressly set forth in this Agreement, the fees and costs of appraisal shall be borne equally by the selling party or group and purchasing party or group.

     16.5 Conversion to Limited Liability Company or Limited Partnership.  The
          --------------------------------------------------------------
Venturers hereby agree to pursue the possible change of the Venture from a general partnership to either a limited liability company or a limited partnership.

                                  ARTICLE XVII
                                  ------------

                           CASUALTY AND CONDEMNATION
                           -------------------------

     17.1 Insurance.  The Venture shall maintain insurance with respect to the
          ---------
ownership and operation of the Complex, and any additional assets and the risks of conducting its business, including but not limited to worker's compensation coverage, all risk coverage, difference in conditions coverage, public liability coverage, property damage coverage, and boiler and machinery coverage, on such terms and in such amounts as are agreed upon by the Management Committee from time to time.

     17.2 Procedure Following Casualty.  Upon the occurrence of a casualty
          ----------------------------
resulting in any damage to or destruction of all or any portion of the Complex, any insurance proceeds in respect of such casualty, net of any collection costs and amounts due to any lender to the Venture, shall, subject to the Management Agreement, be used to repair or reconstruct such damaged portion of the Complex on the condition that the Venturers (other than Paddlewheels and an Affiliate thereof) shall have previously mutually agreed upon or mutually approved each of the following:

          (a) A construction schedule calling for complete repair or reconstruction of the damage within a specified time period after the date of occurrence of the casualty;

          (b) A construction contract pursuant to which the repair or reconstruction is to be accomplished;

          (c) Plans and specifications for the repair or reconstruction;

          (d) An operating budget for the restored property which demonstrates that the Complex, after repair or reconstruction, can reasonably be expected to be economically viable; and

          (e) A budget and source of funds for the cost of such repair or reconstruction and express approval of any expenses in excess of any insurance proceeds that may be available for such repair or reconstruction.

     17.3 Procedure Following Partial Condemnation.  Upon the occurrence of any
          ----------------------------------------
partial condemnation of the Complex, any proceeds or payments to the Venture as a result of such partial condemnation, net of any collections costs and amounts due to any lender to the Venture, shall, subject to the terms and conditions of the Management Agreement, be used to repair or reconstruct the remaining portion of the Complex on the condition that the Venturers (other than Paddlewheels and any Affiliate thereof) shall have previously mutually agreed upon or mutually approved each of the following:

          (a) A construction schedule calling for complete repair or reconstruction of the remaining portion of the Complex within a specified time period after the partial taking;

          (b) A construction contract pursuant to which the repair or reconstruction is to be accomplished;

          (c) Plans and specifications for the repair or reconstruction;

          (d) An operating budget for the remaining portion of the Complex which demonstrates that such remaining portion of the Complex, after the repair or reconstruction, can reasonably be expected to be economically viable; and

          (e) A budget and source of funds for the cost of such repair and reconstruction and express approval of any expenses in excess of any condemnation proceeds that may be available for such repair or reconstruction.

                                 ARTICLE XVIII
                                 -------------

                              GENERAL PROVISIONS
                              ------------------

     18.1 Other Interests.  Each of the Venturers understands that each other
          ---------------
Venturer or its Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Venture. Except as provided in Section 18.3 hereof or elsewhere in this Agreement or as mutually agreed upon by the Venturers, the Venturers hereby agree that the creation of the Venture and the assumption by each of the Venturers of its duties hereunder shall be without prejudice to their rights (or the rights of its respective Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Venturer waives any rights it may otherwise have to, by reason of any duty otherwise owed to the Venture or its Venturers, share or participate in such other interests or activities of the other Venturer or its Affiliates. Except as provided in Section 18.3 hereof or elsewhere in the Agreement, the Venturers and their Affiliates may engage in or possess any interest in any other business venture of any nature or description independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real property and gambling casinos, and neither the Venture nor any other Venturer shall have the right by virtue of this Agreement or otherwise to prevent or participate in any such activity or the income or profits derived therefrom.

     18.2 Other Opportunities.  Except as provided in this Agreement, no
          -------------------
Venturer need disclose to any other Venturer or the Venture any other business venture in which it or its Affiliates may have an interest or any other business opportunity presented to it, even if such opportunity is of a character which, if presented to the Venture, could be taken by the Venture, and each Venturer and its Affiliates shall have the right to take for its own account or to recommend to others any such particular investment opportunity or business venture.

     18.3 Prohibited Payments.  Each Venturer agrees that it and its Affiliates
          -------------------
will conduct their activities, and will cause any activities conducted on their behalf to be conducted, in a lawful manner and specifically will not engage in the following transactions:

          (a) Payments or offers of payment, directly or indirectly, to any domestic or foreign government official or employee in order to obtain business, retain business or direct business to others, or for the purpose of inducing such government official or employee to fail to perform or to perform improperly his official functions;

          (b) receive, pay or offer anything of value, directly or indirectly, from or to any private party in the form of a commercial bribe, influence payment or kickback for any such purpose; or

          (c) use, directly or indirectly, any funds or other assets of the Venture or of such Venturer for any unlawful purpose including, without limitation, political contributions in violation of applicable laws, regulations, rules or orders.

     18.4 Subsequent Actions and Good Faith.  Each Venturer shall hereafter
          ---------------------------------
execute, deliver and file such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and that are not inconsistent with the terms of this Agreement. Each Venturer shall exercise in good faith and its best efforts in all transactions affecting the Venture. If a Venturer is required to retain the services of an attorney to enforce or otherwise litigate or defend any matter arising out of this Agreement between such Venturer and the Venture or any other of the Venturers, the prevailing party shall be entitled to be reimbursed for its reasonable attorney's fees by the non-prevailing party.

     18.5 Standing and Discharge of Liens.  Each Venturer:  (a) shall at all
          -------------------------------
times preserve and keep in good standing its corporate status, as the case may be, in Louisiana and in the State under whose laws it is organized; and (b) shall pay all federal, state and local taxes, assessments and other governmental charges imposed upon it or its JV Interests before any such taxes, assessments or charges become a lien on its JV Interests.

     18.6 Captions.  The captions and section headings used herein are for
          --------
convenience and for ease of reference only and constitute no part of the agreement or understanding of the parties hereto, and no reference shall be made thereto for the purpose of construing or interpreting any of the provisions of this Agreement.

     18.7   Counterparts.  This Agreement and any amendments hereto may be
            ------------
executed in one or more counterparts, all of which, taken together, shall constitute one agreement binding upon the parties, notwithstanding that all parties are not signatories to the same counterpart.

     18.8   Applicable Law.  This Agreement is made pursuant to, and shall be
            --------------
governed by the internal laws of the State of Louisiana.

     18.9   Entire Agreement.  Except for the Master Agreement, Management
            ----------------
Agreement, the Marine Agreement, the Assignment Agreement and the Sodak Agreement and all other agreements attached hereto and thereto as exhibits or expressly referred to herein or therein, this Agreement shall supersede any written and oral agreement among such parties and constitutes the entire understanding and agreement of the Venturers with respect to the subject matter, and may not be altered, modified or rescinded except by written instrument executed by the Venturers. The parties hereto acknowledge that they do not deem or intend their interests in the Venture, either alone, together or in conjunction with the Management Agreement or any other document or understanding, to represent or to be a "security" for the purposes of any state or federal law.

     18.10  Severability.  If any of the terms and provisions of this
            ------------
Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall in no event affect any of the other terms or provisions, each of which other terms and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law

     18.11  Successors and Assigns.  The terms, provisions, covenants,
            ----------------------
undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors in interest and assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no Transfer by a Venturer in violation of the provisions of this Agreement shall vest any rights in the assignee, transferee, purchaser, secured party, mortgagee or pledgee.

     18.12  Time of the Essence.  Time is of the essence with respect to all
            -------------------
of the terms, covenants, obligations and agreements herein contained.

     18.13  No Third Party Beneficiaries.  Nothing contained in this
            ----------------------------
Agreement shall inure to the benefit of any third parties or any creditors of the Venture or grant such third parties or creditors any rights or causes of action against any of the parties hereto.

     18.14     Regulatory Information.  Each Venturer shall provide, to the
               ----------------------
Venture or regulatory agency, as the case may be, as required by applicable laws, regulations, rules or orders, all information pertaining to the Venture and such Venturer's officers, directors, shareholders, financial sources, and associations as shall be required by any federal or state securities law or any regulatory authority with jurisdiction over the Venture, the Complex, or any Venturer or any Affiliates of such person.

     18.15     Lender Suitability.  No Venturer shall incur or permit any person
               ------------------
or entity that holds any JV Interests to incur any indebtedness unless the documents for such indebtedness provide that:

          (a) If any lender to the Venture or to any person that holds any JV Interest becomes subject to an unsuitability determination by the Gaming Authorities the result of which is to threaten the revocation, suspension, termination or rescission of any permit, approval, any entitlement or license granted by the Gaming Authorities to or for the benefit of the Venture, a Venturer, or any Affiliate of a Venturer, or result in any other penalty to the Venture, a Venturer and any Affiliate of a Venturer, and if such Unsuitability Determination is not cured in accordance with applicable laws, regulations rules or orders, then to the extent and so long as provided by applicable laws, regulations, rules or orders: (i) all payments to such lender shall be suspended and escrowed; (ii) such lender shall immediately divest itself of all loans made to the Venture or such person; and (iii) such lender shall be subject to any other remedies as shall be required by applicable laws, regulations, rules and orders.

          (b) If the Management Committee reasonably determines that the existence of a loan from a lender to the Venture will threaten any gaming license, permit, approval, or other entitlement that such Venturer or any Affiliate of such Venturer holds or applies for in any other jurisdiction, such Venturer may, at no cost to the Venture or the other Venturer: (i) require the Venture to exercise any redemption rights in any loan documents with such lender and redeem such loan so long as such Venturer makes a loan to the Venture (with the same security, interest and maturity provisions as the redeemed loan) of the funds necessary to effect such redemption or procures a loan for the Venture (with the same interest, security and maturity provisions as the redeemed loan) from a Substitute Lender and so long as such loan is in compliance with the Venture's loan documents and this Agreement; (ii) require the Venture to exercise the rights in any loan documents with such lender to procure a Substitute Lender or lenders that will assume and accept the rights and obligations of the objectionable lender; or (iii) with the consent of such lender, if required in any loan documents with such lender, procure a Substitute Lender or lenders that assume and accept the rights and obligations of the objectionable lender.

                                  ARTICLE XIV
                                  -----------

                            [INTENTIONALLY OMITTED]

                                   ARTICLE XX
                                   ----------

                                   INSURANCE
                                   ---------

     20.1 Coverage.
          --------

          (a) Required Insurance.  The Venture shall secure and maintain the
              ------------------
     following insurance with respect to the Complex at all times during the term of this Agreement:

               (i) Comprehensive general liability insurance at a limit of at least $1 million per occurrence/$2 million aggregate, including, but not limited to, liquor liability and innkeepers liability coverage to protect against theft of or damage to guests' property;

               (ii) Automobile liability and physical damage insurance for at least $1 million combined single limit to include broad form drive other car coverage;

               (iii) Comprehensive crime insurance including, but not limited to, employee dishonesty and depositor's forgery Coverages;

               (iv) Worker's compensation insurance and employer's liability, including the maritime employers liability endorsement, U.S.L.& H., and similar insurances as may be required by law;

               (v) Group benefits insurance including major medical and hospitalization for Complex employees;

               (vi) Fiduciary liability insurance, as required by the Employment Retirement Income Security Act of 1974 covering pension and benefit plans, in a limit sufficient to cover the assets at risk;

               (vii) Marine hull and machinery and property insurance in an amount equal to at least 100% of the agreed insurable value including all gaming equipment thereof on a replacement cost basis;

               (viii) Marine business interruption insurance against loss of profits measured by net income of the Venture;

               (ix) Builder's risk insurance, if required, including delayed opening coverage;

               (x) Protection and indemnity coverage, if required, including Jones Act, in an amount of at least $1 million with Excess Protection and Indemnity coverage in an amount of not less than $25 million;

               (xi)   Vessel pollution insurance, if required;

               (xii) Media/memorabilia professional liability insurance affording protection for liabilities which may arise from the use and display of "Hollywood" themed media and memorabilia at the Complex of at least $2 million;

               (xiii) Any insurance which the Venture or Operator may be required to obtain pursuant to any franchise covering the Complex;

               (xiv) Umbrella (excess liability) insurance in an amount of not less than $100 million;

               (xv) Any other insurance required by the terms of the Project financing; and

               (xvi) Insurance against such other insurable risks as may reasonably be required.

          (b) Changes in Coverage.  The Venture may raise the minimum amount of
              -------------------
     insurance to be maintained with respect to the Complex under Section 20.1(a) above to make such insurance comparable to the amount of insurance carried with respect to other similar operations taking into account the size, location and character of the Complex. In addition, neither party shall unreasonably withhold its consent to a request by the other party that such minimum limits of insurance be lowered on the basis that such insurance cannot be obtained in such amounts, or can be obtained only at a prohibitive cost. Similarly, if during the term of this Agreement changes in the insurance industry shall make any of the descriptions of the required insurance coverage inaccurate or inappropriate, then the Venture may change such requirements to accurately describe, the type of insurance which would be comparable to the coverage described in Section 20.1(a) above.

          (c) Requirements.  All policies of insurance shall be written on an
              ------------
     "occurrence" basis, if possible, and if any policy is written on a "claims made" basis, then such policy must, if possible, be continued in effect for a period of two years following the expiration or early termination of this Agreement. The insurance coverage shall in any event comply with the requirements of the Loan Commitments, if any.

     20.2 Policies and Endorsements.
          -------------------------

          (a) Policies.  All insurance provided for under Section 20.1 above
              --------
     shall be effected by policies issued by insurance companies of good reputation and of sound and adequate financial responsibility as determined by the Management Committee. The Venture shall furnish to each Venturer certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, the Venture shall deliver to each Venturer certificates of insurance with respect to the renewal policies not less than 30 days after the respective dates of expiration.

          (b) Endorsements.  All policies of insurance provided for under this
              ------------
     Article XX shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least 30 days prior written notice to the Venture and each Venturer, (b) an endorsement to the effect that no act or omission of the Venture or any Venturer shall affect the obligation of the insurer to pay the full amount of any loss sustained and (c) an endorsement to the effect that all liability policies of insurance shall be endorsed to include worldwide coverage for suits brought against named insureds as described in Section 20.2(c) below.

          (c) Named Insureds.  All policies of insurance required under clauses
              --------------
     (a)(i) and (a)(ii) of Section 20.1 shall be carried in the name of the Venture, and, if required, the lender under the Loan Commitments, and each of the Venturers shall be named as additional insureds thereunder. Losses thereunder shall be payable to the parties as their respective interests may appear. Notwithstanding the foregoing, if the lender under the Loan Commitments is an institutional lender, and so requires, losses may be made payable to such lender, or to a bank or trust company, in either instance as trustee for the custody and disposition of the proceeds therefrom. The Venturers agree that any Loan Commitment documents shall contain a provision to the effect that proceeds from property insurance shall be available for restoration of the Complex. All insurance policies required in clauses (a)(iii), (a)(iv) and (a)(v) of Section 20.1 shall name the Venture and its

     Affiliates, and the directors, officers, agents and employees of each such entity as named insureds, and the Venturers and their Affiliates, and the directors, officers, agents and employees of such entity as additional insureds.

     20.3 Waiver of Liability.  No Venturer shall assert against the other, and
          -------------------
each of the Venturers hereby waives with respect to each other, or against any other entity or person named as additional insureds on any policies carried under this Article XX, any claims for any losses, damages, liability or expenses (including attorney's fees) incurred or sustained by either of them on account of injury to persons or damage to property arising out of the ownership, development, construction, completion, operation or maintenance of the Complex, to the extent that the same are covered by the insurance required under this
Article XX. Each policy of insurance shall contain a specific waiver of subrogation reflecting the provisions of this Section 20.3, or a provision to the effect that the existence of the preceding waiver shall not affect the validity of any such policy or the obligation of the insurer to pay the full amount of any loss sustained.

     20.4 Insurance by Venturers.  Any insurance provided by the Venture under
          ----------------------
this Article XX may be effected under policies of blanket insurance which cover other properties of the Venturers, or any of their respective Affiliates, and the pro rata portion of such premiums shall be charged and allocated to the Complex on the same basis as allocated to other participating operations of said Venturer. Any policies of insurance maintained by the Venture pursuant to the provisions of this Article XX may contain deductible provisions in such amounts as are maintained with respect to other operations of said Venturer, taking into account local standards and practices. Further, in lieu of all or a part of comprehensive public liability insurance and worker's compensation and employer's liability insurance under clauses (a)(iii) and (a)(v) of Section 20.1, any or all of the risks covered by such insurance may be self-insured or self-assumed by the Venture under a self-insurance or assumption of risk program similar to those in effect at other operations of said Venturer, up to such amounts as such risks are assumed or self-insured at other operations of said Venturers.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                         By:     SODAK LOUISIANA, L.L.C.


                         By:         Kevin L. Buntrack
                                 -----------------------------------------------
                           Title:    Manager
                                   -----------------------------------

                         By:     HWCC - LOUISIANA, INC.


                         By:         Jack E. Pratt
                                 -----------------------------------------------
                           Title:    President
                                   -----------------------------------

                         By:     SHREVEPORT PADDLEWHEELS, L.L.C.


                         By:         Warren Reuther
                                 -----------------------------------------------
                           Title:    CEO
                                   -----------------------------------